THE SYMBOL “[**]” DENOTES PLACES WHERE CERTAIN IDENTIFIE6D INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) OF THE TYPE THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE OR CONFIDENTIAL.

TERMS OF THE FIRST ISSUE OF REGISTERED COMMERCIAL NOTE, IN TWO SERIES, FOR PRIVATE PLACEMENT, BY AFYA PARTICIPAÇÕES S.A.

By this private instrument, on the one hand, as issuer,

AFYA PARTICIPAÇÕES S.A., a corporation not registered as a publicly traded company with the Brazilian Securities and Exchange Commission (“CVM”), with its principal office located in the city of Belo Horizonte, state of Minas Gerais, at Rua Paraíba, No. 330, 17th floor, Funcionários, ZIP Code 30.130-917, registered in the National Register of Legal Entities of the Ministry of Finance (“CNPJ/MF”) under No. 23.399.329/0001-72, with its articles of incorporation duly filed with the Minas Gerais State Board of Trade (“JUCEMG”) under NIRE No. 31.300.113.663 , hereby represented in accordance with its bylaws (“Issuer”);

and, on the other hand,

OPEA SECURITIZADORA S.A. , a securitization company duly registered with the CVM under No. 477, in category S1, with headquarters in the city of São Paulo, state of São Paulo, at Rua Hungria, No. 1,240, Suite 12, Jardim Europa, ZIP Code 01455-000, registered with the CNPJ/MF under No. 02.773.542/0001-22 , hereby represented in accordance with its articles of incorporation (“Holder of Book-Entry Commercial Notes” or “Securitization Company”);

and, furthermore, acting as guarantors,

COMPANHIA NILZA CORDEIRO HERDY DE EDUCAÇÃO E CULTURA, a joint-stock company not registered as publicly traded with the CVM, headquartered in the city of Duque de Caxias, state of Rio de Janeiro, at Avenida Perimetral Professor José de Souza Herdy, No. 120, ZIP Code 25.075-142, Jardim Vinte e Cinco de Agosto, registered with the CNPJ/MF under No. 29.403.763/0001-65, with its articles of incorporation filed with the Rio de Janeiro State Board of Trade (“JUCERJA”) under NIRE No. 33.300.322.370, herein represented in accordance with its bylaws (“Unigranrio”);

Instituto de Ensino Superior do Piauí S.A., a corporation not registered as publicly traded with the CVM, headquartered in the city of Teresina, state of Piauí, at Rua Vitorino Orthiges Fernandes, No. 6,123, Uruguai, CEP 64.073-505, registered with the CNPJ/MF under No. 21.909.778/0001-98, with its articles of incorporation filed with the Piauí State Board of Trade (“JUCEPI”) under NIRE No. 22.300.015.044, hereby represented in accordance with its articles of incorporation (“Uninovafapi”); and

Sociedade Educacional e Cultural Sergipe Del Rey Ltda., a single-member limited liability company, headquartered in the city of Maceió, state of Alagoas, at Avenida Comendador Gustavo Paiva, No. 5,017, Cruz das Almas, ZIP Code 57.038-

000, registered with the CNPJ/MF under No. 32.728.800/0001-10, with its articles of incorporation filed with the Alagoas State Board of Trade (“JUCEAL”) under NIRE No. 27.201.363.855, herein represented in accordance with its articles of incorporation (“UNIMA” and, when together with Unigranrio and Uninovafapi, the “Guarantors”).

Considering the Issuer, the Securitization Entity, and the Guarantors hereinafter collectively referred to as the “Parties” and, individually and without distinction, as a “Party”;

WHEREAS:

(a)         the Issuer intends to issue Book-Entry Commercial Notes (as defined below), pursuant to this Issuance Agreement (as defined below), to be privately subscribed and paid in full by the Securitization Entity (“Issuance”);

(b)        The issuance (as defined below) of the Book-Entry Commercial Notes is part of a receivables securitization transaction conducted in accordance with the provisions of Law No. 14,430, of August 3, 2022, as currently in force (“Law 14,430”), and CVM Resolution No. 60, dated December 23, 2021, as in force (“CVM Resolution 60”), through the issuance of non-convertible debentures, of the unsecured type, in two (2) series, for public distribution, under the automatic distribution registration procedure, of the 26th (twenty-sixth) issuance of the Securitization Entity (“Debentures”), wherein the Book-Entry Commercial Notes (as defined below) will be fully subscribed by the Securitization Entity with funds derived from the payment of the Debentures, in a volume proportional to the number of Debentures actually paid, for which the Book-Entry Commercial Notes will serve as collateral, in the manner to be provided for in the “Private Deed of the 26th (Twenty-Sixth) Issue of Non-Convertible Debentures, of the Unsecured Type, in 2 (Two) Series, for Public Distribution under the Automatic Distribution Registration Procedure, of Opea Securitizadora S.A., Backed by Book-Entry Commercial Notes Owed by Afya Participações S.A.” (“Debenture Issuance Deed”), to be executed between the Securitization Company and OLIVEIRA TRUST DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS S.A., a corporation with a branch located in the city of São Paulo, state of São Paulo, at Avenida das Nações Unidas, No. 12,901, 11th floor, suites 1,101 and 1,102, North Tower, Centro Empresarial Nações Unidas (CENU), Brooklin, ZIP Code 04.578-910, registered with the CNPJ/MF under No. 36.113.876/0004-34, acting as trustee (“Trustee”), such that the Book-Entry Commercial Notes will be linked to the Debentures (“Securitization Transaction”);

(c)         upon payment in full of the Book-Entry Commercial Notes, which is conditional upon the payment in full of the Debentures, the Securitization Agent shall be the creditor of all obligations, principal and ancillary, present and future, owed by the Issuer under the Book-Entry Commercial Notes; and

(d)        the Debentures will be distributed through a public offering, under the automatic distribution registration procedure, pursuant to CVM Resolution No. 160, dated July 13, 2022, as in force (“Offering” and “CVM Resolution 160,” respectively), and will be offered to professional investors, as defined in Articles 11 and 13 of CVM Resolution No. 30, dated May 12, 2021, as in force (“Professional Investors” and, as they subscribe to and pay for the Debentures under the Offering, the “Debenture Holders”).

THE PARTIES HEREBY AGREE to execute this “Terms of the 1st (First) Issue of Book-Entry Commercial Notes, in 2 (Two) Series, for Private Placement, by Afya Participações S.A.” (“Issuance Agreement”), pursuant to Article 45 et seq. of Law No. 14,195, of August 26, 2021, as in force (“Law 14,195”), to be governed by the following clauses, terms, and conditions:

1.	AUTHORIZATIONS

1.1.	Issuer’s Authorization: The issuance of Book-Entry Commercial Notes by the Issuer, as well as the execution of this Issuance Agreement and the “Agreement for Coordination, Placement, and Public Distribution via Automatic Registration, Under the Firm Placement Guarantee Regime, of Non-Convertible Debentures into Shares, of the Unsecured Type, in 2 (Two) Series, for Public Distribution via Automatic Registration, of the 26th (Twenty-Sixth) Issuance by Opea Securitizadora S.A., Backed by Book-Entry Commercial Notes Owed by Afya Participações S.A.” to be executed between the Parties and the intermediary institutions of the Offering (“Distribution Agreement” and “Coordinators,” respectively), will be carried out based on the resolutions of the Issuer’s extraordinary general meeting, as held on October 8, 2025 (“Issuer’s Corporate Approval”).

1.2.	The granting by Unigranrio of the Guarantee (as defined below), and the assumption of the obligations set forth in this Issuance Agreement and any amendments thereto, were approved at Unigranrio’s extraordinary general meeting held on October 8, 2025 (“Unigranrio’s Corporate Approval”).

1.3.	The granting by Uninovafapi of the Guarantee (as defined below) and the assumption of the obligations set forth in this Issuance Agreement and any amendments thereto were approved at Uninovafapi’s extraordinary general meeting held on October 8, 2025 (“Corporate’s Approval of Uninovafapi”)

1.4.	The granting by UNIMA of the Guarantee (as defined below) and the assumption of the obligations set forth in this Issuance Agreement and any amendments thereto were approved in UNIMA’s sole shareholder resolution held on October 8, 2025 (“UNIMA Corporate Approval” and, together with the Issuer’s Corporate Approval, Unigranrio’s Corporate Approval, and Uninovafapi’s Corporate Approval, the “Corporate Approvals”).

2.	REQUIREMENTS

The Offering will be conducted in accordance with the following requirements:

2.1.	The issuance of Book-Entry Commercial Notes, for private placement, pursuant to Article 45 et seq. of Law 14,195, shall be conducted in compliance with the requirements below.

2.2.	Exemption from Registration with the CVM and ANBIMA.

2.2.1.  The Offering will not be subject to registration with the CVM, since the Book-Entry Commercial Notes will be offered through a private placement, without any sales or placement efforts directed at investors, or intermediation by institutions within the distribution system, which is why the Issuer is exempt from the distribution registration requirement set forth in Article 19 of Law No. 6,385, of December 7, 1976, as amended (“Securities Market Law”).

2.2.2.  Furthermore, the Offering will not be subject to registration with the Brazilian Association of Financial and Capital Market Entities (“ANBIMA”), since the Book-Entry Commercial Notes will be offered through a private placement, without any sales or placement efforts directed at investors, or intermediation by institutions within the distribution system, which is why the Issuer is exempt from the distribution registration referred to in ANBIMA’s “ANBIMA Self-Regulatory Code for the Structuring, Coordination, and Distribution of Public Offerings of Securities and Public Tender Offers for Securities” and the “Rules and Procedures for Public Offerings,” both in effect as of this date (“ANBIMA Code”).

2.3.	Filing of Corporate Approvals.

2.3.1.  The minutes of the Issuer’s Corporate Approval meeting that resolved on the Offering, as well as any corporate acts related to the Offering that may be performed after the filing of this Offering , shall be filed with JUCEMG and published in any widely circulated newspaper in the locality where the Issuer’s headquarters is located (“Publication Newspaper”), pursuant to Article 289 of the Brazilian Corporation Law, with simultaneous disclosure of the full text of the Issuer’s Corporate Approval on the Publication Newspaper’s website, which must provide digital certification of the authenticity of the documents maintained on its own pages issued by a certification authority accredited within the Brazilian Public Key Infrastructure (ICP-Brasil), in accordance with applicable law.

2.3.1.1.         The Issuer shall (i) file the Issuer’s Corporate Approval with JUCEMG within five (5) Business Days, counted from the respective date of signature; (ii) use its best efforts to obtain registration of the Issuer’s Corporate Approval and any subsequent corporate acts related to the Issuance and the Debentures with JUCEMG as quickly as possible, promptly complying with any requirements made; and (iii) deliver to the Trustee one (1) electronic copy (PDF) of the Issuer’s Corporate Approval and any subsequent corporate acts related to the Offering and the Debentures registered with JUCEMG, as well as proof of publication in the Official Gazette, within five (5) (five) Business Days from the date of the respective registration.

2.3.2.  The minutes of Unigranrio’s Corporate Approval meeting that resolved on the granting of the Guarantee for this Issue, as well as any corporate acts related to the Issue that may be performed after the filing of this Issuance Agreement, shall be filed with JUCERJA.

2.3.3.  The minutes of Uninovafapi’s Corporate Approval meeting that resolved on the granting of a Guarantee for this Issue, as well as any corporate acts related to the Issue that may be performed after the filing of this Issuance Agreement, shall be filed with JUCEPI.

2.3.4.  The minutes of UNIMA’s corporate resolution approving the provision of a guarantee for this Offering, as well as any corporate acts related to the Offering and/or the Public Offering that may be carried out after the filing of this Offering Memorandum, will be filed with JUCEAL.

2.3.4.1.   The Guarantors shall (i) file the respective Corporate Approval with the competent commercial registry within five (5) Business Days from the respective date of signature; (ii) use their best efforts to obtain registration of the respective Corporate Approval and any subsequent corporate acts related to the Issuance, the Guarantee, and the Book-Entry Commercial Notes with the competent commercial registry as soon as possible, while timely comply with any requirements made; and (iii) deliver to the Trustee one (1) electronic copy (PDF) of the respective Corporate Approval and any subsequent corporate acts related to the Issue and the Book-Entry Commercial Notes registered with the competent commercial registry within five (5) Business Days, counted from the date of the respective registration.

2.4.	Exemption from Registration for Distribution and Trading.

2.4.1.  The Book-Entry Commercial Notes will not be registered for trading on any regulated securities market. The Book-Entry Commercial Notes may not, under any circumstances, be assigned, sold, disposed of, or transferred, except in the event of a liquidation of the separate estate of the Debentures (“Separate Estate”), under the terms to be provided for in the Debenture Issuance Deed. Transfers of ownership of the Book-Entry Commercial Notes shall be carried out in accordance with the procedures of the Book-Entry Commercial Notes Registrar (as defined below).

3.	THE ISSUER’S CORPORATE PURPOSE AND THE CHARACTERISTICS OF THE ISSUE

3.1.	Corporate Purpose of the Issuer. The Issuer’s corporate purpose is: (i) to participate as a partner or shareholder in the capital of other companies or ventures; (ii) the development of customizable, non-customizable, and custom software programs; (iii) information technology consulting; (iv) web design; (v) reproduction of software on any medium; (vi) the provision of technical support, maintenance, and other information technology services; (vii) data processing, application service providers, and internet hosting services; (viii) the provision of content provider portal services and other internet information services; (ix) communication network access providers; (x) other information service provision activities; (xi) direct marketing; (xii) advertising consulting; (xiii) brokerage of advertising space, except in media outlets; (xiv) placement, on behalf of clients, of advertising material in newspapers, magazines, radio, television, the internet, and other media outlets; (xv) other advertising activities not specified above; (xvi) film, video, and television program production activities; (xvii) services for organizing trade fairs, conferences, exhibitions, and events; (xviii) design and construction of booths for trade fairs and exhibitions; (xix) other service activities provided primarily to businesses; (xx) intermediation and agency services for services and business, except real estate; (xxi) professional and managerial development training, including related activities; (xxii) the management and of non-financial intangible assets, including the licensing of the company’s content and brands to third parties; (xxiii) higher education, including undergraduate, graduate, and extension programs; (xxiv) technical-level vocational education; (xxv) preparatory courses for civil service exams; (xxvi) educational support activities, except school supply stores; (xxvii) other teaching activities; (xxviii) experimental research and development in social and human sciences; (xxix) experimental research and development in physical and natural sciences; (xxx) collection and credit reporting activities; (xxxi) rental of scientific, medical, and hospital equipment, without an operator; (xxxii) rental of owned real estate; (xxxiii) book publishing;

(xxxiv) retail trade in books, newspapers, and magazines; (xxxv) sales promotion; (xxxvi) design activities not previously specified; (xxxvii) outpatient medical services with facilities for performing surgical procedures; (xxxviii) outpatient medical services limited to consultations; (xxxix) human vaccination and immunization services; (xl) outpatient care services; (xli) other auxiliary financial services; (xlii) aesthetic services and other beauty care services.

3.2.	Securitization Transaction. The issuance of the Book-Entry Commercial Notes is part of the Securitization Transaction, such that all receivables arising from the Book-Entry Commercial Notes will be pledged as collateral for the Debentures, as provided for in the Debenture Issuance Deed (“Pledged Receivables”).

3.3.	Issue Number. This Issue constitutes the first (1st) issuance of Book-Entry Commercial Notes by the Issuer.

3.4.	Number of Series. The Issue will be conducted in 2 (two) series, each a “Series,” with the Book-Entry Commercial Notes to be subscribed to under the 1st (first) series hereinafter referred to as “First Series Book-Entry Commercial Notes,” and the Book-Entry Commercial Notes to be subscribed to under the 2nd (second) series hereinafter referred to as “Second Series Book-Entry Commercial Notes,” it being understood that all references to Book-Entry Commercial Notes shall be understood as references to the First Series Book-Entry Commercial Notes and Second Series Book-Entry Commercial Notes, collectively.

3.5.	Total Issue Amount. The total amount of the Issue shall be R$ 1,500,000,000.00 (one billion five hundred million reais) on the Issue Date (as defined below) (“Total Issue Amount”), consisting of (i) R$ 500,000,000.00 (five hundred million reais) in First Series Book-Entry Commercial Note (as defined below); and (ii) R$ 1,000,000,000.00 (one billion reais) in Second Series Book-Entry Commercial Note (as defined below).

3.6.	Bookkeeper. The Book-Entry Commercial Notes will be issued exclusively in book-entry form, pursuant to Article 45 of Law 14.195, with book-entry services provided by OLIVEIRA TRUST DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS S.A., a corporation headquartered in the city of Rio de Janeiro, state of Rio de Janeiro, at Avenida das Américas, No. 3,434, Block 7, Room 201, Barra da Tijuca, CEP 22.640-102, registered with the CNPJ/MF under No. 36.113.876/0001-91 (“Bookkeeper”).

3.6.1.  Pursuant to Article 49 of Law 14,195, ownership of Book-Entry Commercial Notes shall be assigned exclusively through a verification process conducted in the Bookkeeper’s computerized systems.

3.6.2. For the purposes of Article 51 of Law 14,195, the book-entry service for Book-Entry Commercial Notes must be performed on systems that meet the following requirements:

(i)         proof of compliance with appropriate technical standards, in accordance with the Bank for International Settlements (BIS) Principles for Financial Market Infrastructures, including with respect to security, governance, and business continuity;

(ii)        guarantee of full access to information held by them or by third parties contracted by them to perform activities related to bookkeeping;

(iii)      guarantee of broad access to clear and objective information for market participants, subject to legal restrictions on access to information; and

(iv)      compliance with requirements and the use of mechanisms that ensure interoperability with other book-entry systems authorized by the CVM.

3.6.3.  The Book-Entry Commercial Note Registrar may not record securities in which it is a participant as a creditor or issuer, either directly or indirectly.

3.7.	Guarantee of Book-Entry Commercial Notes. As security for the faithful, timely, and full payment of all monetary and non-monetary obligations, principal and/or ancillary, present and/or future, assumed by the Issuer in this Issuance Agreement with respect to the Book-Entry Commercial Notes and the s assumed by the Securitization Entity with respect to the Debentures, including, but not limited to, (a) the obligations relating to the full and timely payment of the Unit Par Value of the Book-Entry Commercial Notes and the Debentures or the balance of the Unit Par Value of the Book-Entry Commercial Notes and the Debentures, the Remuneration (as defined below) of the Book-Entry Commercial Notes and the Debentures, Late Payment Charges, other charges relating to the Book-Entry Commercial Notes and the Debentures subscribed, paid in full, and not redeemed, and other charges relating to this Issuance Agreement and the other documents of the Offering, as applicable, when due, whether on the respective payment dates, on the Maturity Date of the Book-Entry Commercial Notes and Debentures, or by virtue of the early maturity of the obligations arising from the Book-Entry Commercial Notes and Debentures, pursuant to this Issuance Agreement and the other Issuance documents, as applicable; (b) the obligations relating to any other payment obligations assumed by the Issuer in this Issuance Agreement and in the other offering documents, as well as by the Securitization Entity in the Debenture Offering Deed and in the other offering documents, as applicable, including, but not limited to, obligations to pay the expenses arising from the Offering, and any other expenses, costs, charges, taxes, reimbursements, indemnities, and other contractual and legal charges provided for; (c) any expenses incurred by the Securitization Entity, in its capacity as holder of the Book-Entry Commercial Notes and in the exercise of its rights related to the Offering; and (d) the obligations relating to the Book-Entry Agent, the Securitization Entity, the Trustee, and the other service providers for the Offering, any and all costs or expenses demonstrably incurred by the Securitization Entity as a result of proceedings, procedures, and/or other judicial or extrajudicial measures necessary to safeguard its rights and prerogatives arising from the Book-Entry Commercial Notes, the Debentures, the Issuance Agreement, and the Debenture Issuance Deed; (“Secured Commercial Notes”), as applicable, a surety bond shall be established in favor of the Securitization Entity, on an irrevocable and irreversible basis, surety bond, provided in the form of a guarantee by the Guarantors, who hereby undertake, jointly and severally with the Issuer, on an irrevocable and irreversible basis, before the Securitization Entity, as guarantors and primary payers, responsible for the Secured Commercial Note, until full payment of the amount of the Secured Commercial Note, whether by the Issuer or by the Guarantors, regardless of other contractual guarantees that may be established by the Issuer in connection with the Offering (“Guarantor(s)”).

3.8.	The Guarantors shall not be released from the obligations assumed herein by reason of any acts or omissions that may relieve them of their obligations or affect them, including, but not limited to, any: (i) amendment to the terms and conditions of the Book-Entry Commercial Notes agreed upon between the Issuer and the Securitization Entity, pursuant to this Issuance Agreement; (ii) novation or non-exercise of any right, action, privilege, and/or guarantee of the Securitization Entity against the Issuer; or (iii) limitation or inability of the Issuer, including its filing for out-of-court reorganization, filing for judicial reorganization, bankruptcy, or similar proceedings.

3.8.1.  The amount of the Secured Commercial Note shall be paid within two (2) Business Days from receipt of written notice sent by the Securitization Entity to the Issuer and the Guarantors informing of the Issuer’s failure to pay, on the respective payment date, of any amount owed by the Issuer under the terms of this Issuance Agreement, including, without limitation, amounts owed to the Securitization Entity as principal, Remuneration on Book-Entry Commercial

Notes, or charges of any nature. Payment of the amount of the Secured Commercial Note, in the exact amount of the defaulted amount, as stated in the aforementioned written notice, shall be made by the Guarantors in accordance with the terms and procedures set forth in this Indenture.

3.8.2.  The payment referred to in Clause 3.8.1 above shall be made outside the scope of B3 S.A. – Brasil, Bolsa, Balcão – Balcão B3 (“B3”) through the actions of the Bookrunner, always in accordance with the terms and procedures established in this Issuance Agreement.

3.8.3.  The Guarantors are authorized to make payment of the amount of the Guaranteed Commercial Note obligations in default by the Issuer, regardless of whether they have received notification from the Securitization Entity, including during any cure period established in the Issuance Agreement, in which case the Issuer’s default shall be deemed cured by the Guarantors.

3.8.4.  Any and all payments made by the Guarantors in connection with the Guarantees hereby provided shall be made in such a manner that the Securitization Entity receives from the Guarantors the amounts that would have been paid had the payment been made by the Issuer itself, that is, free and clear of any taxes, duties, fees, contributions of any nature, charges, or withholdings, present or future, as well as any interest, fines, or other tax liabilities, and the Guarantors shall pay any additional amounts that may be necessary.

3.8.5.  No objection or opposition by the Issuer may be accepted or invoked by the Guarantors for the purpose of exempting themselves from fulfilling their obligations to the Securitization Entity.

3.8.6.  Each Guarantor shall be subrogated to the Securitization Entity’s and ’s credit rights against the Issuer should it honor, in whole or in part, the Guarantees described in this Clause 3.8, provided that each Guarantor may only demand and/or claim such amounts from the Issuer after the Securitization Entity has received all amounts due to it under the terms of this Issuance Agreement. If any Guarantor receives any amount from the Issuer as a result of any amount it has honored under the terms of this Issuance Agreement prior to the full settlement of all amounts due to the Securitization Company under the terms stipulated herein, such Guarantor shall transfer such amount to the Securitization Company within two (2) Business Days from the date of receipt.

3.8.7.  Each guarantee is provided by the Guarantors on an irrevocable and irreversible basis and shall take effect on the Issue Date, remaining valid in all its terms and binding their respective successors until full payment of the amount of the Secured Commercial Note, under the terms set forth herein and in accordance with Article 897 et seq. of Law No. 10,406, of January 10, 2002, as amended (“Civil Code”).

3.8.8.  Each guarantee may be enforced and claimed, judicially or extrajudicially, by the Securitization Entity as many times as necessary until the full settlement of the amount of the Secured Commercial Note.

3.8.9.  Each guarantee referred to in this section has been duly consented to in good faith by the Guarantors, as legally sophisticated parties, in accordance with applicable legal provisions.

3.8.10.  It is hereby agreed and understood that the Securitization Entity’s failure to comply with the deadlines for enforcing the Guarantees shall under no circumstances result in the loss of any right or remedy provided for herein.

3.8.11.  Based on the financial statements or balance sheets, as applicable, for the fiscal year ended December 31, 2024, the shareholders’ equity: (i) of Unigranrio is R$ 79,419,000 (seventy-nine million, four hundred nineteen thousand reais); (ii) of Uninovafapi is R$ 95,702,000 (ninety-five million, seven hundred and two thousand reais); and (iii) of UNIMA is R$ 81,881,000 (eighty-one million, eight hundred and eighty-one thousand reais).

4.	GENERAL CHARACTERISTICS OF THE BOOK-ENTRY COMMERCIAL NOTES

4.1.	Issue Date. For all legal purposes, the issue date of the Book-Entry Commercial Notes shall be October 15, 2025 (“Issue Date”).

4.2.	Place of Issuance. For all legal purposes, the place of issuance of the Book-Entry Commercial Notes shall be the municipality of São Paulo, state of São Paulo.

4.3.	Form, Type, and Proof of Ownership. The Book-Entry Commercial Notes will be issued exclusively in book-entry form, without the issuance of certificates or warrants, pursuant to Article 45 of Law 14,195; for all legal purposes, ownership of the Book-Entry Commercial Notes will be evidenced by the deposit account statement issued by the Book-Entry Agent.

4.4.	Place of Payment. Payments relating to the Book-Entry Commercial Notes and any other amounts that may be due by the Issuer and/or the Guarantors, pursuant to this Issuance Agreement, shall be made (i) by the Issuer, with respect to payments relating to the Unit Par Value, the Remuneration, and the

Late Payment Charges (as defined below), through the Bookkeeper and/or directly, by deposit into the Centralizing Account (as defined below); or (ii) by the Guarantors, through the Bookkeeper and/or directly, by deposit into the Centralizing Account (as defined below).

4.5.	Use of Proceeds. The proceeds obtained by the Issuer from the Book-Entry Commercial Notes will be allocated to various corporate purposes, including, but not limited to, (i) the optional early redemption in full of the Issuer’s 1st (first) debenture issue (AFYA11) (“1st Debenture Issue”), (ii) the prepayment of the total adjusted balance of the convertible loan provided for in the Share Purchase Agreement entered into between Afya Limited and SBLA HOld CO on April 26, 2021 (“Softbank Prepayment” and, together with the 1st Debenture Issue, the “Existing Debts”), and (iii) the management of the Issuer’s liabilities and debt profile, within the scope of the ordinary management of its business (“Allocation of Proceeds from Book-Entry Commercial Notes”).

4.6.	The Issuer shall send to the Trustee, with a copy to the Securitization Agent, from the First Payment Date until such time as the allocation of the proceeds from the Issue to items (i) and (ii) of Clause 4.5 above has been verified, a statement on letterhead signed by a legal representative, certifying the allocation of the proceeds from this Issue , accompanied by the closing report of the 1st Debenture Issue and other supporting documents, and the Securitization Entity and the Trustee may request from the Issuer any clarifications and additional documents that may be necessary at any time. The obligation to prove the allocation of funds shall remain in effect until the Issuer proves the use of the proceeds from the Issue for items (i) and (ii) of Clause 4.5 above, and proof of the allocation of the proceeds described in items (i) and (ii) of Clause 4.5 above must be provided by the Maturity Date (as defined below).

4.7.	Whenever requested in writing by authorities for the purpose of complying with the rules and requirements of regulatory and supervisory bodies, within 10 (ten) Business Days from receipt of the request, or within a shorter period if so requested by any authority or required by regulation, the Issuer undertakes to send to the Securitization Entity the documents that, at the discretion of the respective authorities or regulatory bodies, prove the use of the proceeds from the Book-Entry Commercial Notes in accordance with the allocations indicated above.

4.8.	Convertibility. The Book-Entry Commercial Notes are not convertible into shares of the Issuer.

4.9.	Term and Maturity Date. Subject to the provisions of this Issuance Agreement, (i) the First Series Book-Entry Commercial Notes shall have a term of 1,097 (one thousand ninety-seven) calendar days from the Issue Date, and shall therefore mature on October 16, 2028 (“Maturity Date of the First Series Book-Entry Commercial Notes”); and (ii) the Second Series Book-Entry Commercial Notes shall have a term of 1,826 (one thousand eight hundred twenty-six) calendar days from the Issue Date, maturing, therefore, on October 15, 2030 (“Maturity Date of the Second Series Book-Entry Commercial Notes” and, together with the Maturity Date of the First Series Book-Entry Commercial Notes, the “Maturity Dates”), subject to the events of early maturity of the obligations arising from the Book-Entry Commercial Notes, of total early redemption arising from an Early Redemption Offer (as defined below) of all Book-Entry Commercial Notes, Optional Early Redemption, and Optional Extraordinary Amortization (as defined below), pursuant to applicable laws and regulations and this Issuance Agreement.

4.10.	Unit Par Value. The Book-Entry Commercial Notes shall have a unit par value of R$ 1,000.00 (one thousand reais) on the Issue Date (“Unit Par Value”).

4.11.	Number of Book-Entry Commercial Notes Issued. A total of 1,500,000 (one million five hundred thousand) Book-Entry Commercial Notes will be issued in 2 (two) series, as follows: (i) 500,000 (five hundred thousand) First Series Book-Entry Commercial Notes; and (ii) 1,000,000 (one million) Book-Entry Commercial Notes of the Second Series (“Book-Entry Commercial Notes”).

4.12.	Collection of Investment Intentions. The procedure for collecting investment intentions organized by the Coordinators will be adopted, pursuant to the Distribution Agreement and CVM Resolution 160, to verify the existence of demand for the placement of all Book-Entry Commercial Notes (and, consequently, the Debentures) with Professional Investors (“Collection of Investment Intentions”).

4.13.	Subscription and Payment of Commercial Notes and Linkage to the Issuance of Debentures. The Book-Entry Commercial Notes will be subscribed to and paid for privately, exclusively by the Securitization Entity and without joint liability, in cash and in local currency, after verification by the Securitization Entity of the effective subscription and payment of the Debentures, on each payment date for the Debentures, subject to the terms and conditions of the Debenture Issuance Deed, provided that (i) on the date of the first payment of Book-Entry Commercial Notes (“First Payment Date”), the Book-Entry Commercial Notes shall be paid in full at the Unit Par Value, and, (ii) on the remaining payment dates (each, a “Payment Date”), at the Unit Par Value plus the Remuneration for the respective Series, calculated pro rata temporis from the First Payment

Date (inclusive) of the Book-Entry Commercial Notes up to the date of their actual payment (exclusive) (“Payment Price”).

4.13.1.  The Securitization Company, in its capacity as a securitization company, shall link all credits arising from the Book-Entry Commercial Notes to the Debentures, in accordance with the Debenture Issuance Deed.

4.13.2.  Due to the attachment of the Book-Entry Commercial Notes to the Debentures, the transfer of ownership of the Book-Entry Commercial Notes to a third party other than the Securitization Company is prohibited, unless there is an express resolution to that effect by the Debenture Holders, respecting the minimum quorum set forth in the Debenture Issuance Deed. Similarly, any modification of the rights set forth in this Issuance Agreement shall be subject to the prior approval of the Debenture Holders, as well as the express consent of the Issuer, which acknowledges and agrees that, due to the fiduciary regime to be established by the Securitization Company, in its capacity as the securitization company and issuer of the Debentures, pursuant to Article 25 of Law 14,430, any and all funds due to the Securitization Entity, arising from its ownership of the Book-Entry Commercial Notes, shall be expressly linked to the payments to be made to the Debenture Holders and shall not be subject to any form of set-off, withholding, or discount. In this regard, the claims arising from the Book-Entry Commercial Notes, as well as the other assets and rights subject to the fiduciary regime established within the scope of the Securitization Transaction:

(i)               constitution of the Separate Estate, which is not to be confused with its common estate or with other separate estates owned by the Securitization Entity arising from the establishment of a fiduciary regime within the scope of other issuances of receivables certificates, debentures, or other securitization instruments;

(ii)             shall be kept separate from the securitization company’s general assets and other segregated assets until the Secured Commercial Note Obligations have been fully discharged, including the full amortization of the issue to which they are allocated, with payment in kind being permitted for this purpose upon approval by the General Meeting of Debenture Holders, or until the conditions for partial release set forth in this Issuance Agreement are met;

(iii)            shall be used exclusively for the settlement of the Debentures to which they are allocated and for the payment of administrative costs and related tax obligations, in accordance with the procedures established in this Issuance Agreement;

(iv)            shall not be liable to the Securitization Company’s creditors for any obligation;

(v)              shall not be subject to the creation of security interests by any of the Securitization Company’s creditors, however senior they may be; and

(vi)            are liable only for the obligations arising from the Debentures to which they are allocated.

4.13.3.  The payment of the Debentures and, consequently, of the Book-Entry Commercial Notes is subject to the fulfillment of the Conditions Precedent, as defined and listed in Clause 4.15 below, as well as the conditions precedent set forth in the Distribution Agreement, provided that the amounts arising from the payment of the Book-Entry Commercial Notes, after withholding the Initial Expense Fund Amount (as defined below) (“Redemption Proceeds”) must be deposited into checking account no. 07952-2, held at branch no. 9699 of Banco Itaú (341), linked to the Separate Trust (“Centralizing Account”), with formal notification provided via email.

4.14.	Conditions precedent for the payment of Book-Entry Commercial Notes and Debentures. Without prejudice to the conditions precedent set forth in the Distribution Agreement, the payment of the Book-Entry Commercial Notes by the Securitization Entity is subject to the cumulative satisfaction of the following conditions (“Conditions Precedent”), and the Securitization Entity is responsible, as defined in the Debenture Issuance Deed, for verifying:

(i)      the proper execution of all Transaction Documents (as defined in the Debenture Indenture), which includes the signature by the respective parties, as well as the verification of the powers of the representatives of those parties and the obtaining of the necessary approvals for such, as well as the respective validation of digital signatures in accordance with ICP-Brasil regulations in the ICP-Brasil Digital Signature Standard Compliance Checker provided by ITI – National Institute of Information Technology, in the event that the documents are digitally signed;

(ii)     subscription and payment of the Debentures;

(iii)   issuance of a legal opinion by the legal advisors of the Issuer and the Coordinators, in terms satisfactory to the Coordinators and without restrictions, and addressed to the Coordinators, pursuant to the Distribution Agreement;

(iv)   receipt by the Securitization Entity of the legal opinion prepared by a specific legal advisor to be engaged by the Securitization Entity, certifying, in terms satisfactory to the Securitization Entity, at its sole discretion and without restrictions on use, the legality, validity, enforceability, and adequacy of the Transaction Documents in relation to applicable regulations; confirmation of the powers of representation of the signatories to the Transaction Documents; and the obtaining of all necessary corporate authorizations for their execution and the assumption of the obligations set forth therein; and the absence of any reservations regarding the completion of the Transaction ; and

(v)     receipt by the Securitization Entity of the conclusion of the legal due diligence for the Transaction performed by the legal advisors engaged in connection with the Transaction, in accordance with market standards, certifying, in terms satisfactory to the Securitization Entity and at its sole discretion, the absence of contingencies of any nature that would prevent or render inadvisable the execution of the Transaction, including the receipt of the final audit list prepared by the legal advisors engaged in connection with the Transaction.

4.14.1.  The release of the Funds from the Centralizing Account (as defined below) by the Securitization Entity shall be made to a freely transferable account of the Issuer within one (1) Business Day after receipt in the Centralizing Account.

4.15.	Monetary Restatement of Book-Entry Commercial Notes. The unit face value of the First Series Book-Entry Commercial Notes and the unit face value or the balance of the unit face value of the Second Series Book-Entry Commercial Notes, as applicable, will not be subject to monetary restatement.

4.16.	Interest on Book-Entry Commercial Notes.

4.16.1.     Remuneration of Book-Entry Commercial Notes of the First Series. Interest shall accrue on the Unit Par Value of the First Series Book-Entry Commercial Notes at a rate corresponding to the cumulative variation of 100% (one hundred percent) of the average daily rates of the DI – One-Day Interbank Deposit, “over extra group,” expressed as an annual percentage rate, based on 252 (two hundred fifty-two) Business Days, calculated and disclosed daily by B3 in the daily bulletin available on its website (www.b3.com.br) (“DI Rate”), plus an exponential spread of 0.70% (seventy hundredths of a percent) per annum, based on 252 (two hundred fifty-two) Business Days (“Remuneration of the First Series Book-Entry Commercial Notes”).

4.16.1.1.      The Remuneration on the First Series Book-Entry Commercial Notes shall be calculated on an exponential and cumulative pro rata temporis basis for elapsed Business Days, applied to the Unit Par Value of the First Series Book-Entry Commercial Notes, from the Interest Commencement Date or the immediately preceding (inclusive) Payment Date for the First Series Book-Entry Commercial Notes (as defined below), as applicable, until the Payment Date for the First Series Book-Entry Commercial Notes in question, the payment date resulting from early maturity due to a Default Event (as defined below) or the date of any Optional Early Total Redemption (as defined below), redemption resulting from a Total Early Redemption Offer (as defined below), whichever occurs first. The Interest on the First Series Book-Entry Commercial Notes will be calculated according to the following formula:

J=Vne x (Interest Factor – 1)

where:

J = unit value of the Remuneration on the First Series Book-Entry Commercial Note due at the end of the Capitalization Period (as defined below), calculated to 8 (eight) decimal places, without rounding;

Vne = Unit Par Value of the First Series Book-Entry Commercial Notes reported/calculated to 8 (eight) decimal places, without rounding; and

Interest Factor = Interest Factor composed of the fluctuation parameter plus the spread, calculated to 9 (nine) decimal places, rounded, determined as follows:

Interest Factor = (DI Factor x Spread Factor)

where:

DI Factor = Product of the DI Rates, from the start date of the Capitalization Period, inclusive, through the calculation date, exclusive, calculated to 8 (eight) decimal places, rounded, determined as follows:

where:

n = Total number of DI Rates considered in the calculation of the asset, where “n” is an integer;

k = Sequence number of the DI Rates, ranging from 1 (one) to “n”;

Exclusively for the first Capitalization Period, a remuneration premium equivalent to the product of 2 (two) Business Days preceding the Start Date of the Return on the funds pro rata temporis, calculated as above, shall be capitalized to the DI Factor.

TDIk = DIk Rate, of order “k”, expressed per day, calculated to 8 (eight) decimal places, rounded, determined as follows:

where:

DIk = DI Rate, published by B3, valid for 1 (one) Business Day (overnight), used with 2 (two) decimal places, with a lag of 1 (one) Business Day; and

FactorSpread = Fixed interest surcharge calculated to 9 (nine) decimal places, rounded, determined according to the formula below:

where:

Spread = 0.7000; and

DP = number of business days between the First Settlement Date of the First Series Book-Entry Commercial Notes or the last Interest Payment Date of the First Series Book-Entry Commercial Notes, as applicable, and the current date, where “DP” is an integer.

Notes:

(i)            The product of the daily factors (1 + TDIk) is calculated, and for each accumulated daily factor, the result is truncated to 16 (sixteen) decimal places, applying the next daily factor, and so on until the last one considered.

(ii)           If the daily factors are accumulated, the resulting factor “DI Factor” shall be considered with 8 (eight) decimal places, rounded.

(iii)         The factor resulting from the expression (DI Factor × Spread Factor) is considered to have 9 (nine) decimal places, rounded.

(iv)         The DI Rate must be used with the same number of decimal places as disclosed by the agency responsible for its calculation.

4.16.2.     Interest on Second Series Book-Entry Commercial Note. Interest corresponding to the DI Rate, plus a spread of 0.85% (eighty-five hundredths of a percent) per annum, compounded over 252 (two hundred fifty-two) Business Days (“Remuneration of the Second Series Book-Entry Commercial Notes” and, together with the Remuneration of the First Series Book-Entry Commercial Notes, the “Remuneration”).

4.16.2.1.      The Remuneration on the Second Series Book-Entry Commercial Notes shall be calculated on a compound and cumulative pro rata temporis basis for elapsed Business Days, applied to the Unit Par Value or the balance of the Unit Par Value of the Second Series Book-Entry Commercial Notes, as applicable, from the Interest Accrual Start Date or the immediately preceding Payment Date for the Second Series Book-Entry Commercial Notes (inclusive), as applicable, until the Payment Date for the Second Series Book-Entry Commercial Notes in question, the payment date resulting from early maturity due to a Default Event (as defined below) or the date of any Optional Early Total Redemption (as defined below), redemption resulting from an Early Total Redemption Offer (as defined below), whichever occurs first. The Remuneration shall be calculated according to the following formula:

J = Vne × (Interest Factor – 1)

where:

J = Unit value of the Remuneration of the Second Series Book-Entry Commercial Notes due at the end of each Capitalization Period, calculated to 8 (eight) decimal places, without rounding;

Vne = Unit Par Value or balance of the Unit Par Value of the Second Series Book-Entry Commercial Notes reported/calculated to 8 (eight) decimal places, without rounding;

Interest Factor = Interest factor composed of the fluctuation parameter plus the spread, calculated to 9 (nine) decimal places, rounded, determined as follows:

Interest Factor = (DI Factor x Spread Factor)

where:

DI Factor = Product of the DI Rates from the start date of the Capitalization Period, inclusive, through the calculation date, exclusive, calculated to 8 (eight) decimal places, rounded, determined as follows:

where:

n = Total number of DI Rates considered in the calculation of the asset, where “n” is an integer;

k = Sequence number of the DI Rates, ranging from 1 (one) to “n”;

Exclusively for the first Capitalization Period, a remuneration premium equivalent to the product of the 2 (two) Business Days preceding the Start Date of the Return on the funds, calculated pro rata temporis as described above, shall be capitalized at the DI Factor ( ).

TDIk = DIk Rate, of order “k”, expressed per day, calculated to 8 (eight) decimal places, rounded, determined as follows:

where:

DIk = DI Rate, published by B3, valid for 1 (one) Business Day (overnight), used with 2 (two) decimal places; and

SpreadFactor = Fixed interest surcharge calculated to 9 (nine) decimal places, rounded, determined according to the formula below:

where:

DP = number of business days between the First Settlement Date of the Second Series Book-Entry Commercial Notes or the last Payment Date of the Second Series Book-Entry Commercial Notes, as applicable, and the current date, where “DP” is an integer; and

Spread = 0.8500.

Notes:

(i)            The daily factors are multiplied together (1 + TDIk), and for each accumulated daily factor, the result is truncated to 16 (sixteen) decimal places, the next daily factor is applied, and so on until the last factor considered.

(ii)           If the daily factors are accumulated, the resulting factor “DI Factor” is considered with 8 (eight) decimal places, rounded.

(iii)         The factor resulting from the expression (DI Factor × Spread Factor) is considered to have 9 (nine) decimal places, rounded.

(iv)         The DI Rate shall be used with the same number of decimal places as disclosed by the body responsible for its calculation.

4.16.3.  Subject to the provisions of Clause 4.15.4 below, if, at any time during the term of the Book-Entry Commercial Notes and, consequently, of the Debentures, the DI Rate is not disclosed by B3, the last available DI Rate up to that point shall be applied to calculate the Remuneration, and no compensation shall be due between the Issuer, the Securitization Entity, and/or the Debenture Holders upon subsequent disclosure of the DI Rate that would have been applicable (“Unavailability of the DI Rate”).

4.16.4.  If the DI Rate ceases to be published for a period exceeding thirty (30) days, or if it is discontinued, or if it becomes legally impossible to apply the DI Rate to calculate the interest on the Book-Entry Commercial Notes of the respective Series and, consequently, on the Debentures (“Period of Absence of the DI Rate”), the Securitization Entity shall, within a maximum of five (5) Business Days from the end of the aforementioned thirty (30)-day period or from the event of abolition or inapplicability, as the case may be, convene a general meeting of Debenture Holders, in accordance with the provisions set forth in the Debenture Issuance Deed (“General Meeting of Debenture Holders”), the purpose of which shall be for the Debenture Holders, in agreement with the Issuer and in compliance with applicable regulations, to resolve upon the new Remuneration parameter for the Book-Entry Commercial Notes and, consequently, for the Debentures, a parameter that shall preserve the real value and the same levels of Remuneration of the Book-Entry Commercial Notes and, consequently, of the Debentures, provided that, as this is a structured transaction for the issuance of the Debentures, the Securitization Entity’s decision shall be made solely and exclusively as defined at the General

Meeting of Debenture Holders. Until the resolution regarding this new Remuneration parameter for Book-Entry Commercial Notes, when calculating any monetary obligations related to the Book-Entry Commercial Notes provided for in this Issuance Agreement, the most recently officially disclosed DI Rate shall be used to determine the DI Rate, and no compensation shall be due between the Issuer, the Securitization Entity, and/or the Debenture Holders upon the determination of the new Remuneration parameter for the Book-Entry Commercial Notes.

4.16.5.  If the DI Rate is published again prior to the convening of the General Meeting of Debenture Holders, unless the application of the DI Rate is impossible due to a legal and/or judicial prohibition, said General Meeting of Debenture Holders shall not be held, and the DI Rate, as of the date of its disclosure, shall once again be used to calculate any monetary obligations relating to the Book-Entry Commercial Notes, as provided for in this Issuance Agreement.

4.16.6.  If: (i) there is no agreement on the new Remuneration parameter between the Securitization Entity and the Debenture Holders representing at least two-thirds (2/3) of the Outstanding Debentures (as defined in the Debenture Issuance Deed), on first call, or at least 50% (fifty percent) plus one of the Outstanding Debentures, on second call; (ii) there is no quorum for deliberation on second call ; or (iii) there is no quorum for the meeting to convene on second call; the Securitization Entity shall redeem all of the Debentures within a maximum period of 30 (thirty) calendar days from the closing date of the respective General Meeting of Debenture Holders or within a longer period to be defined by mutual agreement at said meeting, or from the date on which the General Meeting of Debenture Holders should have taken place upon second call, or on the Maturity Date, at their Unit Par Value or the balance of the Unit Par Value of the Debentures, as the case may be, plus the Remuneration, calculated pro rata temporis, from the Commencement Date of Remuneration or the immediately preceding Remuneration Payment Date due until the date of actual redemption. Debentures redeemed under the terms of this Clause shall be canceled by the Securitization Entity. In this case, for the calculation of the Remuneration of the Debentures to be redeemed, for each day of the period in which there are no rates, the last DI Rate officially disclosed at shall be used.

4.16.7.  The Interest Accrual Period (“Accrual Period”) is, for the first Accrual Period, the time interval beginning on the Interest Accrual Start Date, inclusive, and ending on the first Interest Payment Date, exclusive, and, for the remaining Capitalization Periods, the time interval beginning on the immediately preceding Remuneration Payment Date, inclusive, and ending on the subsequent

Remuneration Payment Date, exclusive. Each Capitalization Period follows the previous one without interruption, until the Maturity Date.

4.17.	Payment of Remuneration on Book-Entry Commercial Notes.

4.17.1.           Payment of Interest on the First Series Book-Entry Commercial Notes. Without prejudice to payments resulting from any Optional Full Early Redemption of the First Series Book-Entry Commercial Notes involving the cancellation of all First Series Book-Entry Commercial Notes, total early redemption resulting from a Total Early Redemption Offer with the cancellation of all First Series Book-Entry Commercial Notes or early maturity of the obligations arising from the First Series Book-Entry Commercial Notes, pursuant to the terms set forth in this Issuance Agreement, the Interest on the First Series Book-Entry Commercial Notes will be paid semiannually, with the first payment due on April 15, 2026, and the remaining payments due on the 15th (fifteenth) day of April and Oct , each year, until the Maturity Date (each, a “Payment Date for the Remuneration of the First Series Book-Entry Commercial Notes”), as shown in the table below:

Installment Number	Payment Date for the First Series Book-Entry Commercial Notes
1	April 15, 2026
2	October 15, 2026
3	April 15, 2027
4	October 15, 2027
5	April 17, 2028
6	Maturity Date

4.17.2.           Payment of Interest on the Second Series Book-Entry Commercial Notes. Without prejudice to payments resulting from any Optional Full Early Redemption of the Second Series Book-Entry Commercial Notes involving the cancellation of all Second Series Book-Entry Commercial Notes, full early redemption resulting from a Full Early Redemption Offer with the cancellation of all Second Series Book-Entry Commercial Notes or early maturity of the obligations arising from the Second Series Book-Entry Commercial Notes, pursuant to the terms set forth in this Issuance Agreement, the Interest on the Second Series Book-Entry Commercial Notes shall be paid semiannually, with the first payment due on April 15, 2026, and all subsequent payments due on the 15th day of April and October of each year, until the Maturity Date (each, a “Second Series Book-Entry Commercial Notes Interest Payment Date” and, when taken together with the First Series Book-Entry Commercial Notes

Interest Payment Date, the “Interest Payment Date(s)”), as shown in the table below :

Installment Number	Payment Date for Interest on Second Series Book-Entry Commercial Note
1	April 15, 2026
2	October 15, 2026
3	April 15, 2027
4	October 15, 2027
5	April 17, 2028
6	October 16, 2028
7	April 16, 2029
8	October 15, 2029
9	April 15, 2030
10	Maturity Date

4.18.	Amortization of the remaining Unit Par Value.

4.18.1.           Redemption of the First Series Book-Entry Commercial Notes. Without prejudice to payments resulting from any Optional Full Early Redemption of the First Series Book-Entry Commercial Notes involving the cancellation of all First Series Book-Entry Commercial Notes, total early redemption resulting from a Total Early Redemption Offer with the cancellation of all First Series Book-Entry Commercial Notes or early maturity of the obligations arising from the First Series Book-Entry Commercial Notes, pursuant to the terms set forth in this Issuance Agreement, the Unit Par Value of the First Series Book-Entry Commercial Notes shall be redeemed in a single installment on the Maturity Date of the First Series Book-Entry Commercial Notes, namely October 16, 2028 (“Redemption Date of the First Series Book-Entry Commercial Notes”).

4.18.2.           Redemption of the Second Series Book-Entry Commercial Notes. Without prejudice to payments resulting from any Optional Full Early Redemption of the Second Series Book-Entry Commercial Notes with the cancellation of all Second Series Book-Entry Commercial Notes, total early redemption resulting from a Total Early Redemption Offer with the cancellation of all Second Series Book-Entry Commercial Notes or early maturity of the obligations arising from the Second Series Book-Entry Commercial Notes, pursuant to the terms set forth in this Issuance Agreement, the balance of the Unit Par Value of the Second Series Book-Entry Commercial Notes shall be amortized in two (2) consecutive annual installments, with the first installment due on October 15, 2029, and the other installment due on the Maturity Date of the Second Series Book-Entry Commercial Notes, in accordance with the dates indicated in the second column of the table below (each, a “Second Series Book-Entry Commercial Notes Redemption Date” and, when taken together with the Redemption of the First Series Book-Entry Commercial Notes, the “Redemption Date of the Book-Entry Commercial Notes”) and percentages set forth in the third column of the table below:

Redemption Installment	Redemption Date	Percentage of the Nominal Value to be Amortized (%)
1	October 15, 2029	50.0000%
2	Maturity Date	100.0000%

4.19.	Payments relating to the Book-Entry Commercial Notes and any other amounts that may be owed by the Issuer and/or the Guarantors, pursuant to this Issuance Agreement, shall be made (i) by the Issuer, with respect to payments relating to the Unit Par Value, the Interest, and the Late Payment Charges (as defined below), through the Bookkeeper and/or directly, by deposit into the Centralizing Account; or (ii) by the Guarantors, through the Bookkeeper and/or directly, by deposit into the Centralizing Account.

4.20.	Extension of Deadlines. Deadlines for the payment of any obligation shall be deemed extended until the 1st (first) subsequent Business Day, if the due date falls on a day when banks are not open for business at the place of payment of the Book-Entry Commercial Notes, in which case an extension shall only apply when the payment date coincides with a national holiday in the Federative Republic of Brazil, a Saturday, or a Sunday, without any increase in the amounts to be paid, provided that an interval of at least 2 (two) Business Days between the Securitization Entity’s receipt of funds from the Commercial Note and the payment of its obligations relating to the Debentures, with no increase in the amounts received by the Securitization Entity during the aforementioned extension.

4.20.1.           Except as expressly provided otherwise in this Issuance Agreement, “Business Day(s)” means: (i) with respect to any obligation settled through B3, including for calculation purposes, any day other than a Saturday, Sunday, or national holiday in the Federative Republic of Brazil; and (ii) with respect to any obligation not executed through B3, any day on which commercial banks are open for business in the city of São Paulo, State of São Paulo, and in the city of Belo Horizonte, State of Minas Gerais.

4.21.	In the event of a delay in the payment of any monetary obligations related to the Book-Entry Commercial Notes, overdue and unpaid amounts shall accrue default interest of 1% (one percent) per month, calculated pro rata temporis, from the date of default until the date of actual payment, as well as a non-compensatory penalty of 2% (two percent) on the amount due, regardless of any notice, notification, or judicial or extrajudicial demand (“Late Payment Charges”). All amounts received by the Securitization Entity as a result of the payment of Late Payment Charges shall be used for the benefit of the Noteholders and shall be passed on to them, and shall, for all purposes, be added to the amortization installment due to each Noteholder. It is hereby established that the Securitization Entity shall not be held liable for delays, failures, and/or the fault of third parties involved in the settlement and payment operations of the Book-Entry Commercial Notes.

4.22.	Forfeiture of Rights to Accruals. The Securitization Entity’s failure to appear to receive the amount corresponding to any monetary obligations on the dates set forth in this Issuance Term or in any communication made pursuant to this Issuance Term shall not entitle it to any accruals for the period relating to the delay in receipt; however, the rights accrued up to the respective maturity or payment date, in the event of late payment.

4.23.	Scheduled Refinancing. The Book-Entry Commercial Notes shall not be subject to scheduled refinancing.

4.24.	Publicity. All relevant acts and decisions to be taken arising from this Issuance that, in any way, involve the interests of the Securitization Entity must be communicated by the Issuer to the Securitization Entity. The aforementioned disclosures shall be waived if the fact to be reported is communicated directly and individually by the Issuer to the Securitization Entity, by physical or electronic means, in both cases with notice or proof of receipt.

4.25.	Expense Fund.

4.25.1.  The Securitization Entity shall establish, in the Centralizing Account linked to the Separate Trust, into which all payments due under the Book-Entry Commercial Notes will be made, in accordance with the Order of Allocation of Funds (as defined in the Debenture Issuance Deed), a reserve for the payment of the Offering expenses described in the table contained in Annex I of this Issuance Agreement (“Initial Expenses,” “Recurring Expenses,” and, collectively, Initial Expenses and Recurring Expenses, “Expenses” and “Expense Fund,” respectively ), by withholding funds related to the payment of the Book-Entry Commercial Notes on the First Payment Date, in an amount equivalent to R$ 210,660.00 (two hundred and ten thousand, six hundred and sixty reais)

(“Initial Expense Fund Amount”) to cover 12 (twelve) months of Expenses. Exclusively on the First Payment Date, of the Initial Expense Fund Amount will be withheld along with the amount of the Initial Expenses.

4.25.2.  If, at any time, the funds in the Expense Fund total less than R$ 110,000.00 (one hundred and ten thousand reais) (“Minimum Value of the Expense Fund”), the Securitization Entity must notify the Issuer and/or the Guarantors, with a copy to the Trustee, within 2 (two) Business Days from the verification of the absence of funds, so that they may transfer the amount necessary to replenish the Expense Fund to the Initial Value of the Expense Fund to the Centralizing Account, within 2 (two) Business Days from the date the notice is sent and, furthermore, forward, on the same date, proof of said replenishment to the Securitization Entity.

4.25.3.  If the funds in the Expense Fund are insufficient and the Issuer does not make such payments directly or does not replenish the Minimum Value of the Expense Fund to the Centralizing Account, as provided for in this instrument, such expenses shall be borne by the Securitization Entity using the remaining funds in the Separate Equity. Expenses paid by the Securitization Entity using the Separate Equity resources shall be reimbursed by the Issuer within five (5) Business Days from the date of such notification, upon presentation by the Securitization Entity of a notice indicating the expenses incurred, accompanied by receipts/invoices.

4.25.4.  If the funds of the Separate Account are insufficient to cover the Expenses, the Securitization Company may request that the Debenture Holders cover such payment by contributing funds to the Separate Account, provided that the Debenture Holders shall decide on such payment(s) in accordance with a resolution adopted at the respective General Meeting to be convened for this purpose.

4.25.5.  In the event described in Clause 4.25.4 above, the Debenture Holders, meeting at a General Meeting convened for this purpose, pursuant to the Deed of Issue, shall resolve on the contribution of funds, in proportion to the number of Debentures held by each Debenture Holder, provided that, if they agree to such contribution, they shall have a right of recourse against the Issuer and a right of priority in the event of receipt of future proceeds by the Separate Estate of the Debentures, whether or not such proceeds are the subject of litigation. Any Expenses that have not been paid in accordance with this Clause shall be added to the Issuer’s debt and must be paid in accordance with the order of allocation of funds provided for in the Debentures.

4.25.6.  As provided in the Deed of Issuance, if any of the Debenture Holders fails to comply with any obligation to contribute funds to the Separate Trust to cover any expenses necessary to safeguard their interests, the Securitization Entity shall be authorized to offset any remuneration to which such defaulting Debenture Holder is entitled in its capacity as a Debenture Holder of the Issue against the amounts spent by the Securitization Entity on such expenses.

4.25.7.  Under no circumstances shall the Securitization Entity incur Expenses in advance and/or bear Expenses with its own funds.

4.25.8.  The amounts arising from the Expense Fund, while retained in the Centralizing Account, shall be invested, at the sole discretion of the Securitization Entity, in accordance with the terms and conditions stipulated in this Issuance Agreement and/or in the Debenture Issuance Deed, in (i) daily liquid bank certificates of deposit issued by financial institutions that have a risk rating equivalent to AAA on a national scale, as assigned by Standard & Poor’s and/or Fitch Ratings and/or Moody’s Investors Service, or any of their representatives in the country; and/or (ii) repurchase agreements with daily liquidity, entered into with any financial institutions that have a credit rating equivalent to AAA on a national scale, as assigned by Standard & Poor’s and/or Fitch Ratings and/or Moody’s Investors Service, or any of their representatives in Brazil (“Permitted Investments”).

5.	Total Optional Early Redemption, EXTRAORDINARY AMORTIZATION, early redemption offer, and optional acquisition.

5.1.	Total Optional Early Redemption.

5.1.1.  The Issuer may, at its sole discretion, effect the optional early redemption of the entire amount (partial redemption being prohibited) of the First Series Book-Entry Commercial Notes that have been effectively subscribed and paid in full (“Optional Early Redemption of the Entire First Series Book-Entry Commercial Notes”), starting on the 24th (twenty-fourth) month from the Issue Date, that is, on or after October 15, 2027. Upon the Optional Full Early Redemption of the First Series Book-Entry Commercial Notes, the amount due by the Issuer shall be equal to: (i) the Unit Par Value of the First Series Book-Entry Commercial Notes, as applicable, plus (ii) the Interest on the First Series Book-Entry Commercial Notes, calculated pro rata temporis from the Interest Commencement Date, or the Payment Date of the Remuneration for the immediately preceding First Series Book-Entry Commercial Notes (inclusive), as applicable, until the date of the effective Optional Early Total Redemption of the First Series Book-Entry Commercial Notes (exclusive); (iii) any Late

Payment Charges (if any); and (iv) of the redemption premium for the First Series Book-Entry Commercial Notes equivalent to 0.30% (thirty hundredths of a percent) per annum for the remaining term, calculated in accordance with Clause 5.1.3 below (“Optional Early Redemption Amount of the First Series Commercial Notes”).

5.1.2.  Optional Early Redemption of the Entire Second Series of Book-Entry Commercial Notes. The Issuer may, at its sole discretion, effect the optional early redemption of the entirety (partial redemption being prohibited) of the Second Series Book-Entry Commercial Notes that have been effectively subscribed and paid in full (“Optional Early Redemption of the Entire Second Series Book-Entry Commercial Notes” and, together with the Optional Early Redemption of the Entire First Series Book-Entry Commercial Notes, the “Optional Early Redemption of the Book-Entry Commercial Notes”), starting on the 36th (thirty-sixth) month from the Issue Date, that is, on or after October 15, 2028. Upon the Optional Early Redemption of the Second Series Commercial Note, the amount due by the Issuer shall be equal to: (i) the Unit Par Value or the balance of the Unit Par Value of the Second Series Commercial Note, as applicable, plus (ii) the Interest on the Second Series Commercial Note, calculated pro rata temporis from the Interest Commencement Date, or the Payment Date of the immediately preceding Second Series Book-Entry Commercial Notes Remuneration, as applicable (inclusive), through the date of the effective Optional Early Total Redemption of the Second Series Book-Entry Commercial Notes (exclusive); (iii) any Late Payment Charges (if any); and (iv) the redemption premium for the Second Series Book-Entry Commercial Notes, equivalent to 0.30% (thirty hundredths of a percent) per annum for the remaining term, calculated in accordance with Clause 5.1.3 below (“Optional Early Redemption Amount of the Second Series Commercial Note” and, together with the Optional Early Redemption Amount of the First Series Commercial Note, “Optional Early Redemption Amount”).

5.1.3.  The redemption premium for the Book-Entry Commercial Notes will be 0.30% (thirty hundredths of a percent) per annum, calculated pro rata temporis, based on 252 (two hundred fifty-two) Business Days, considering the number of Business Days elapsing between the date of the Optional Early Redemption of the Book-Entry Commercial Notes of the respective Series and the Maturity Date of the Book-Entry Commercial Notes of the respective Series, calculated according to the formula below:

Where:

P = premium for the Optional Early Redemption of the Book-Entry Commercial Notes, calculated to 8 (eight) decimal places, without rounding;

PU = Unit Par Value or balance of the Unit Par Value of the Book-Entry Commercial Notes of the respective Series, plus the Remuneration of the Book-Entry Commercial Notes of the respective Series to be redeemed on the date of the Optional Early Redemption of the Book-Entry Commercial Notes of the respective Series;

i = 0.3000; and

DU = number of Business Days to elapse between the date of the Optional Early Redemption of the Book-Entry Commercial Notes of the respective Series (inclusive) and the Maturity Date of the Book-Entry Commercial Notes of the respective Series (exclusive).

5.1.4.  The Issuer, at least 5 (five) Business Days prior to the date of the Optional Early Redemption of the Book-Entry Commercial Note, shall notify the Securitization Agent, with a copy to the Trustee, regarding the Optional Early Redemption of the Book-Entry Commercial Note, by means of a written notice (“Notice of Early Redemption”).

5.1.5.  The Notice of Early Redemption of the Book-Entry Commercial Note shall describe the terms and conditions of the Optional Early Redemption of the Book-Entry Commercial Note, including, at a minimum, (i) the preliminary estimate of the Optional Early Redemption Amount; (ii) the effective date of the Optional Early Redemption of the Book-Entry Commercial Note and of the payment of the Book-Entry Commercial Note subject to the Optional Early Redemption, which shall be a Business Day; (iii) the place of payment for the Book-Entry Commercial Notes subject to the Optional Early Redemption; and (iv) other information deemed relevant by the Issuer for the execution of the Optional Early Redemption.

5.1.6.  Payment of the respective Early Redemption Amount shall be made in accordance with procedures adopted by the Book-Entry Agent, provided that early redemption of the Debentures shall only be effected after the Securitization Entity has received the funds.

5.1.7.  B3 must be notified at least 3 (three) Business Days prior to the date of such redemption event.

5.1.8.  Book-Entry Commercial Notes redeemed by the Issuer, under the terms set forth herein, shall be canceled by the Issuer.

5.2.	Optional Extraordinary Redemption.

5.2.1.     Optional Extraordinary Redemption of the First Series Book-Entry Commercial Notes. The Issuer may, at its sole discretion, beginning on the 24th (twenty-fourth) month following the Issue Date, that is, as of October 15, 2027, inclusive, carry out a partial optional extraordinary redemption of the First Series Book-Entry Commercial Notes limited to 98% (ninety-eight percent) of the outstanding balance of the First Series Book-Entry Commercial Notes (“Extraordinary Redemption of the First Series Book-Entry Commercial Notes”). Upon the Extraordinary Redemption of the First Series Book-Entry Commercial Notes, the amount due by the Issuer shall be equal to (i) a portion of the Unit Par Value of the First Series Book-Entry Commercial Notes, plus (ii) the Interest on the First Series Book-Entry Commercial Notes, calculated pro rata temporis, from the Interest Commencement Date, or the Payment Date of the Remuneration on the First Series Book-Entry Commercial Notes immediately preceding it, as the case may be, until the date of actual payment of the Extraordinary Redemption of the First Series Book-Entry Commercial Notes, (iii) any Late Payment Charges (if any), and (iv) the Extraordinary Redemption Premium for the First Series Book-Entry Commercial Notes, equivalent to 0.30% (thirty hundredths of a percent) per annum for the remaining term, calculated in accordance with Clause 5.2.3 below (“Amount of the Extraordinary Redemption of the First Series Book-Entry Commercial Notes”).

5.2.2.     Extraordinary Redemption of the Second Series Book-Entry Commercial Notes. The Issuer may, at its sole discretion, beginning on the 36th (thirty-sixth) month from the Issue Date, that is, as of October 15, 2028, inclusive, carry out the optional partial extraordinary redemption of the Second Series Book-Entry Commercial Notes (“Extraordinary Redemption of the Second Series Book-Entry Commercial Notes” and, together with the Extraordinary Redemption of the First Series Book-Entry Commercial Notes, the “Extraordinary Redemption of Book-Entry Commercial Notes”). Upon the Extraordinary Redemption of the Second Series Book-Entry Commercial Notes, the amount due by the Issuer shall be equal t (i) portion of the Unit Par Value or the balance of the Unit Par Value of the Second Series Book-Entry Commercial Notes, as applicable, plus (ii) the Interest on the Second Series Book-Entry Commercial Notes applicable to the portion of the Unit Par Value or the balance of the Unit Par Value of the Second Series Book-Entry Commercial Notes to be redeemed, calculated pro rata temporis, from the Interest Commencement Date, or the Payment Date of the Remuneration on the Second

Series Book-Entry Commercial Notes immediately preceding it, as applicable, until the date of actual payment of the Extraordinary Redemption of the Second Series Book-Entry Commercial Notes, (iii) any Late Payment Charges (if any), and (iv) the Extraordinary Redemption Premium for the Second Series Book-Entry Commercial Notes, equivalent to 0.30% (thirty hundredths of a percent) per annum for the remaining term, calculated in accordance with Clause 5.2.3 below (“Second Series Book-Entry Commercial Note Extraordinary Redemption Amount” and, together with the First Series Book-Entry Commercial Note Extraordinary Redemption Amount, the “Book-Entry Commercial Note Extraordinary Redemption Amount”).

5.2.3.     The Extraordinary Redemption Premium for Book-Entry Commercial Notes shall be equal to 0.30% (thirty hundredths of a percent) per annum, calculated pro rata temporis, based on 252 (two hundred fifty-two) Business Days, considering the number of Business Days elapsing between the date of the Extraordinary Redemption of the Book-Entry Commercial Notes of the respective Series and the Maturity Date of the Book-Entry Commercial Notes of the respective Series, calculated according to the formula below:

Where:

P = premium for the Extraordinary Redemption of Book-Entry Commercial Notes, calculated to eight (8) decimal places, without rounding;

PU = portion of the Unit Par Value or the balance of the Unit Par Value of the Book-Entry Commercial Notes of the respective Series, as applicable, plus the Interest accrued on the portion of the Unit Par Value or the balance of the Unit Par Value of the Book-Entry Commercial Notes of the respective Series to be redeemed, calculated pro rata temporis, from the Interest Commencement Date, or the Interest Payment Date of the Book-Entry Commercial Notes of the immediately preceding respective Series, as applicable, until the date of actual payment of the Extraordinary Redemption of the Book- d Commercial Notes of the respective Series on the date of the Extraordinary Redemption of the Book- d Commercial Notes;

i = 0.3000; and

DU = number of Business Days to elapse between the date of the Extraordinary Redemption of the Book-Entry Commercial Notes of the respective Series (inclusive) and the Maturity Date of the Book-Entry Commercial Notes of the respective Series (exclusive).

5.2.4. The remaining amount of the respective Book-Entry Commercial Note Interest will continue to accrue and shall be paid on the payment date of the immediately subsequent Book-Entry Commercial Note Interest.

5.2.5. The Notice of Extraordinary Redemption of Book-Entry Commercial Note shall describe the terms and conditions of the Extraordinary Redemption of Book-Entry Commercial Note, including, at a minimum, (i) the preliminary estimate of the Redemption Amount of the Extraordinary Redemption of Book-Entry Commercial Note; (ii) the effective date of the Extraordinary Redemption of the Book-Entry Commercial Notes and of the payment of the Book-Entry Commercial Notes subject to the Extraordinary Redemption of the Book-Entry Commercial Notes, which must be a Business Day; (iii) the place of payment of the Book-Entry Commercial Notes subject to the Extraordinary Redemption of Book-Entry Commercial Notes; and (iv) other information deemed relevant by the Issuer for the execution of the Extraordinary Redemption of Book-Entry Commercial Notes.

5.2.6. Payment of the respective amount of the Extraordinary Redemption of the Book-Entry Commercial Notes shall be made in accordance with procedures adopted by the Book-Entry Agent, provided that the extraordinary redemption of the Debentures shall only be effected after receipt of the funds by the Securitization Entity.

5.2.7. B3 must be notified at least 3 (three) Business Days prior to the date of said redemption event.

5.3.	Early Redemption Offer.

5.3.1.  The Issuer may, at its sole discretion, at any time, make an offer for the early redemption of all Book-Entry Commercial Notes and, consequently, of the Debentures (with optional partial redemption being prohibited in any case), resulting in the cancellation of such Book-Entry Commercial Notes and Debentures that are actually redeemed. The Issuer shall send an optional early redemption offer, and the Securitization Agent shall forward the proposal, in the form of an offer for the total early redemption of the Debentures (with the optional offer for partial redemption of the Debentures being prohibited), to all Debenture Holders, with a copy to the Trustee, 15 (fifteen) Business Days prior to the date on which the Full Early Redemption Offer is intended to be made, as provided for in the Debenture Issuance Deed, who shall decide, without distinction and ensuring equal conditions for all Debenture Holders, in accordance with the terms offered by the Issuer, regarding the early redemption of the Commercial Notes to which the Debentures they hold are linked, in accordance with the terms and conditions set forth in the Debenture Indenture (“Total Early Redemption Offer”).

5.3.2.  The Total Early Redemption Offer proposed to the Securitization Entity shall describe the terms and conditions of the Total Early Redemption Offer, including (i) that the Total Early Redemption Offer shall relate to all Book-Entry Commercial Notes; (ii) the amount of the early redemption premium, if any, which may not be negative; (iii) the intended date for the early redemption and payment of the Book-Entry Commercial Notes; and (iv) other information necessary for the Debenture Holders to make a decision and for the execution of the early redemption of the Book-Entry Commercial Notes and, consequently, of the Debentures through the Total Early Redemption Offer.

5.3.3.  The Securitization Entity shall, on the respective expiration date of the acceptance period for the Total Early Redemption Offer of the Debentures, inform the Issuer of the number of Book-Entry Commercial Notes to be redeemed, which shall correspond to the number of Debentures held by the Debenture Holders who choose to accept the Total Early Redemption Offer, pursuant to the Debenture Issuance Deed, as well as the effective date for the redemption of such Book-Entry Commercial Notes.

5.3.4.  The Issuer shall proceed with the settlement of the Total Early Redemption Offer, which shall occur on a single date for all Book-Entry Commercial Notes indicated pursuant to the above Clause (except in cases where, solely for operational reasons, the settlement of the Book-Entry Commercial Notes subject to the Total Early Redemption Offer occurs on different dates).

5.3.5.  The amount to be paid in respect of each of the Book-Entry Commercial Notes subject to redemption shall be equal to the Unit Par Value or the balance of the Unit Par Value, as applicable, of the Book-Entry Commercial Notes subject to redemption, plus (i) the respective Remuneration, calculated pro rata temporis from the First Payment Date or the date on which the immediately preceding Remuneration payment occurred (inclusive), as applicable, up to the effective redemption date (exclusive); (ii) any late payment charges due and unpaid as of the date of such redemption, if any; and (iii) if applicable, an early redemption premium to be offered, at the Issuer’s sole discretion, which may not be negative.

5.3.6.  An Optional Early Redemption Offer that is not extended to all Book-Entry Commercial Notes or Book-Entry Commercial Notes of a particular series shall not be permitted, provided that the Optional Early Redemption Offer is directed at only one series.

5.4.	Optional Purchase.

5.4.1.  The Issuer may, at any time, acquire Book-Entry Commercial Note on the secondary market, subject to the Securitization Entity’s acceptance, for an amount equal to or less than the balance of the Unit Par Value of the Book-Entry Commercial Note in question. The Issuer shall record such acquisitions (“Optional Acquisition”) in the Issuer’s financial statements.

5.4.2.  The Book-Entry Commercial Notes acquired by the Issuer may, at the Issuer’s discretion, (i) be canceled; (ii) remain in treasury; or (iii) be resold in the market.

5.4.3.  Book-Entry Commercial Notes acquired by the Issuer to be held in treasury, if and when resold in the market, shall be entitled to the same Remuneration applicable to the other Book-Entry Commercial Notes.

6.	EARLY REDEMPTION

6.1.	Early Maturity. Subject to the provisions of Clauses 6.1.1 through 6.1.2 below, the Securitization Entity shall deem the obligations arising from the Book-Entry Commercial Notes to be due and payable immediately, and shall require the Issuer to immediately pay the Unit Par Value or the balance of the Unit Par Value of the Book-Entry Commercial Notes, as the case may be, plus the Remuneration, calculated pro rata temporis from the Commencement Date of Remuneration or the immediately preceding Remuneration Payment Date, as applicable, until the date of actual payment, without prejudice, where applicable, to Late Payment Charges, upon the occurrence of any of the events set forth in Clauses 6.1.1 and 6.1.2 below (each event, an “Event of Default”):

6.1.1.  Automatic Early Maturity. The occurrence of any of the events listed below shall result in the automatic early maturity of the Book-Entry Commercial Notes, regardless of any prior judicial or extrajudicial notice or notification to the Issuer, and the provisions of Clause 6.1.3 below shall apply:

(i)	failure by the Issuer and/or the Guarantors to comply with any monetary obligation provided for in this Issuance Agreement, not remedied within two (2) Business Days from the date of such failure, without prejudice to the payment of Late Payment Charges by the Issuer;

(ii)	(a) filing of a petition, proposal, or initiation of judicial or extrajudicial reorganization by the Issuer and/or the Guarantors and/or any of their Relevant Subsidiaries (as defined below), a petition for voluntary bankruptcy, a declaration of bankruptcy, mediation, or conciliation, pursuant to Article 20-B or preliminary measures for any such proceedings as provided for in paragraph 12 of Article 6 of Law No. 11,101, of February 9, 2005, or any preliminary or similar proceeding, including in another jurisdiction, regardless of whether the reorganization proceedings are admitted or granted by the competent judge, or, further, any similar or analogous proceeding in another jurisdiction to the proceedings described in this item; or (b) a petition for bankruptcy filed by third parties, or analogous proceedings in foreign jurisdictions, unless the petition has been dismissed within the statutory period;

(iii)	termination, liquidation, or dissolution of the Issuer and/or the Guarantors and/or any subsidiary that individually or collectively represents at least R$25,000,000.00 (twenty-five million reais) of the Issuer’s consolidated EBITDA as measured most recently (“Relevant Subsidiary”), or any analogous proceeding that may be established by law. If there is another issuance or another debt instrument, or if a new public offering is made by the Issuer or one of its Subsidiaries of a debt security issued by it in the Brazilian capital markets, and such instrument provides for a lower threshold amount than that set forth above, said lower threshold shall apply to this Issuance Agreement;

(iv)	a declaration of early maturity of any debts and/or financial obligations in the local or international financial or capital markets of the Issuer and/or the Guarantors and/or their subsidiaries, where the remaining individual or aggregate amount of the obligation, at the time of the declaration of early maturity, is equal to or greater than R$ 50,000,000.00 (fifty million reais), or its equivalent in other currencies. If there is another issuance or another debt instrument, or if a new public offering is made by the Issuer or one of its Subsidiaries of a debt security issued by it in the Brazilian capital and/ y markets, and such instrument provides for a lower threshold amount than that set forth above, said lower threshold shall apply to this Issuance Agreement;

(v)	if this Issuance Agreement and/or the other Offering documents are the subject of judicial, extrajudicial, administrative, and/or arbitral proceedings by the Issuer and/or the Guarantors and/or their parent companies and/or their subsidiaries;

(vi)	invalidity, ineffectiveness, nullity, or unenforceability of this Issuance Term, by means of a judicial and/or administrative decision, the effects of which have not been suspended or reversed by the Issuer and/or the Guarantors within the statutory period, pursuant to the Code of Civil Procedure;

(vii)	assignment, promise of assignment, or any form of transfer or promise of transfer to third parties, in whole or in part, by the Issuer and/or the Guarantors, of the obligations assumed in this Issuance Agreement, except as provided in item (x) of Clause 6.1.2 below;

(viii)	the payment of any dividends, interest on equity, or any form of participation in the Issuer’s earnings, if the Issuer is in default with the obligations covered by this Issuance Agreement, including non-compliance with the Financial Ratio (as defined below), except (a) for the mandatory dividends provided for in Article 202 of the Brazilian Corporation Law, pursuant to the Issuer’s bylaws in effect on the Issue Date, and/or (b) interest on equity capital allocated to mandatory dividends, pursuant to Article 9, Paragraph 7 of Law No. 9,249, of December 26, 1995;

(ix)	if any of the representations or warranties made by the Issuer and/or the Guarantors in this Issuance Agreement and/or in the other Offering documents, as applicable, prove to be false or misleading as of the date they were made;

(x)	if the use of the proceeds differs from that provided for in Clause 4.5; and

(xi)	a reduction in the Issuer’s capital stock, unless such capital reduction is carried out (a) for the purpose of absorbing accumulated losses; and (b) if previously authorized by the Debenture Holders representing at least two-thirds (2/3) of the Outstanding Debentures (as defined in the Debenture Issuance Deed), in accordance with the provisions of paragraph 3 of Article 174 of the Brazilian Corporations Act ( ).

6.1.2.             Non-Automatic Early Maturity. The Securitization Entity shall, within five (5) Business Days of the date on which it becomes aware of the occurrence of any of the events listed below, convene a General Meeting of Debenture Holders to decide on the declaration of early maturity of the Book-Entry Commercial Notes and, consequently, of the Debentures, subject to the provisions of Clause 9 below and the Debenture Issuance Deed, including the provisions regarding the procedures for convening and quorums of the General Meeting of Debenture Holders:

(i)	failure by the Issuer and/or the Guarantors to comply with any non-monetary obligation provided for in this Indenture, provided that such failure is not remedied within 10 (ten) Business Days from the date of the breach, except in cases where a specific cure period is provided for under the terms of this Indenture;

(ii)	a legitimate protest of securities against the Issuer and/or the Guarantors, even in their capacity as guarantors, with a value, individually or in aggregate, equal to or greater than R$ 50,000,000.00 (fifty million reais) for the Issuer, or its equivalent in other currencies, unless the Issuer and/or the Guarantors validly prove to the Securitization Entity, within 5 (five) Business Days from the date of notification of the protest, that: (1) the protest is withdrawn or canceled, in any event; or (2) its effects have been judicially suspended. If there is another issuance or another debt instrument, or if a new public offering is made by the Issuer or one of its Subsidiaries of a debt security issued by it in the Brazilian capital markets, and such instrument provides for a lower threshold amount than that provided for above, said lower threshold shall apply to this Term of Issuance;

(iii)	if this Issuance Agreement, the Debenture Issuance Deed, the declaration of accuracy, the bring-down questionnaires, the debt summary, and/or the Corporate Approvals, prepared in connection with the Offering, are the subject of judicial or extrajudicial challenges by third parties not belonging to the Issuer’s economic group seeking the annulment, nullity, or unenforceability of the Offering Memorandum, the Debenture Offering Deed, the declaration of truthfulness, the bring-down questionnaires, the debt summary, and/or the Corporate Approvals prepared in connection with the Offering or any of their provisions, without a stay of execution being obtained within 10 (ten) Business Days from the date of the request;

(iv)	any amendment or modification to the corporate purpose set forth in the articles of incorporation and the articles of association, as applicable, of the Issuer and/or the Guarantors in effect as of the date of this Issuance Agreement, in a manner that substantially alters the primary line of business currently operated by the Issuer, except in the event of an amendment to the corporate purpose to include activities focused on technology companies, which are carried out by subsidiaries of the Issuer and/or the Guarantors;

(v)           default or non-performance by the Issuer and/or the Guarantors of any payment obligation outside the scope of the local or international financial or capital markets in an amount equal to or greater than, individually or in the aggregate, R$ 50,000,000.00 (fifty million reais) for the Issuer, or its equivalent in other currencies, as provided for in any agreement or contract to which the Issuer and/or the Guarantors are a party, unless the default is remedied by the Issuer and/or the Guarantors within the stipulated contractual term. In the event of another issuance or another debt instrument, or in the event of a new public offering by the Issuer or one of its Subsidiaries of debt securities issued by it in the Brazilian capital markets, where such instrument provides for a lower threshold amount than that set forth above, said lower threshold shall apply to this Issuance Agreement;

(vi)	default or non-performance by the Issuer and/or the Guarantors of any debts within the scope of the Issuer’s and/or the Guarantors’ local or international financial or capital markets, whose individual or aggregate value, at the time of the declaration of default, is equal to or greater than R$ 50,000,000.00 (fifty million reais), for the Issuer, or its equivalent in other currencies, unless the default is remedied by the Issuer within the stipulated contractual term. If there is another issuance or another debt instrument, or if a new public offering is made by the Issuer or one of its Subsidiaries of a debt security issued by it in the Brazilian capital markets, and such instrument provides for a lower threshold amount than that set forth above, the lower threshold shall apply to this Issuance Agreement;

(vii)	seizure, attachment, or garnishment of assets of the Issuer and/or the Guarantors and/or their subsidiaries, the value of which, individually or in the aggregate, is equal to or greater than R$ 120,000,000.00 (one hundred twenty million reais) for the Issuer, or that results in a Material Adverse Effect. For the purposes of this Issuance Agreement, “Material Adverse Effect” means any material adverse change and/or alteration in the financial, economic, commercial, reputational, operational, regulatory, corporate, or business conditions of the Issuer and/or the Guarantors or their subsidiaries, as the case may be, or any events or situations that may adversely affect the Issuer’s ability to fulfill its obligations. If there is another issuance or another debt instrument, or if a new public offering is made by the Issuer or one of its Subsidiaries of a debt security issued by it in the Brazilian capital markets, and such instrument provides for a lower threshold than that set forth above, said lower threshold shall apply to this Issuance Agreement;

(viii)	expropriation, confiscation, or any other measure by any governmental entity in any jurisdiction that results in the loss, by the Issuer and/or the Guarantors, of direct or indirect ownership or possession of property and/or the fixed assets of the Issuer and/or the Guarantors, as set forth in the most recent financial statements of the Issuer and/or the Guarantors, resulting in a Material Adverse Effect and whose effects have not been suspended or reversed by the Issuer within ten (10) Business Days from the date the Issuer is notified of such measure;

(ix)	any of the representations or warranties made by the Issuer and/or the Guarantors in this Issuance Agreement and/or in the other Offering documents, as applicable, prove to be insufficient, inaccurate, or inconsistent as of the date they were made;

(x)           a spin-off, merger, or consolidation (including a stock consolidation) or any form of corporate reorganization of the Issuer and/or the Guarantors and/or any of their subsidiaries, unless (a) previously approved by the Debenture Holders, meeting at a General Meeting of Debenture Holders specially convened for this purpose; (b) if such corporate reorganization is carried out between the Issuer, its subsidiaries, and/or any other company within the Issuer’s economic group, provided that, with respect to the subsidiaries and/or any other company within the Issuer’s economic group, the surviving entity remains under the direct or indirect control (as defined in the Brazilian Corporation Law) of the Issuer’s ; or (c) for the Issuer to carry out the merger or the merger of shares of Afya Limited, a company incorporated under the laws of the Cayman Islands, with its principal office at Ugland House, P.O. Box 309, Maples Corporate Services KY1-1104, George Town, George Town, Cayman Islands, registered with the CNPJ/MF under No. 33.858.154/0001-78 (“Afya Limited” and “Permitted Merger,” respectively), provided that, should the Permitted Merger occur, the Financial Ratio (as defined below) must be observed by the Issuer);

(xi)         a change or transfer of direct shareholding control of the Issuer as defined in Article 116 of the Brazilian Corporation Law, except if (a) indirect control of the Issuer remains held by Afya Limited; or (b) the Issuer carries out a merger or stock swap involving Afya Limited, as authorized in item (x), subitem (c) of this Clause 6.1.2 above;

(xii)	change or transfer of direct shareholding control of the Guarantors, as defined in Article 116 of the Brazilian Corporation Law, except if indirect control of the Guarantors continues to be held by the Issuer;

(xiii)	failure to renew, failure to obtain, cancellation, revocation, termination, or suspension of authorizations, concessions, permits, grants, or licenses, including environmental ones and/or those required by the competent regulatory agencies for the regular conduct of the activities carried out by the Issuer and/or the Guarantors, except: (a) they are being contested in good faith and provided that a stay of execution has been obtained within the legal timeframe, for as long as such stay of execution remains in effect; (b) in cases where they cannot cause a Material Adverse Effect; or (c) if such authorizations, concessions, permits, subsidies, or licenses, as applicable, are in the process of being obtained or renewed in a timely manner under the laws and regulations applicable to the sector in which the Issuer and/or the Guarantors operate, provided that authorization to continue operations is maintained;

(xiv)	if the Issuer and/or the Guarantors and/or any of their subsidiaries sell, assign, or otherwise dispose of all or part of their assets or rights, the value of which, individually or in the aggregate, is equal to or greater than R$ 120,000,000.00 (one hundred twenty million reais). If there is another issuance or another debt instrument, or if a new public offering is made by the Issuer or one of its Subsidiaries of debt securities issued by it in the Brazilian capital markets, and such instrument provides for a threshold value lower than that set forth above, said lower threshold shall apply to this Issuance Agreement;

(xv)	violation by the Issuer and/or the Guarantors, their subsidiaries, and, when acting on behalf of and for the benefit of the Issuer and/or the Guarantors, their officers or employees, of laws and regulations relating to (a) racial or gender discrimination, the promotion of prostitution, child labor, and/or forced labor, or (b) crimes against the environment, as defined as the receipt of a complaint by a government authority resulting in a conviction for such violation and, with respect to item (b), resulting in a Material Adverse Effect;

(xvi)	violation by the Issuer and/or the Guarantors of the provisions of applicable laws pertaining to the National Environmental Policy, the Resolutions of CONAMA – National Council for the Environment, and Socio-Environmental Legislation (as defined below), except, exclusively in the case of Socio-Environmental Legislation that is not

Reputational Socio-Environmental Legislation (as defined below), provided that such violation does not result in a Material Adverse Effect, without prejudice to the provisions of subparagraph (xv), item (b) above;

(xvii)	failure to comply with an arbitral, administrative, or judicial award against the Issuer and/or the Guarantors, imposing a payment obligation in an amount, individually or in aggregate, equal to or greater than R$ 50,000,000.00 (fifty million reais) for the Issuer, or its equivalent in other currencies. If there is another issuance or another debt instrument, or if a new public offering is made by the Issuer or one of its Subsidiaries of a debt security issued by it in the Brazilian capital markets, and such instrument provides for a lower threshold amount than that set forth above, said lower threshold shall apply to this Issuance Agreement;

(xviii)	if any direct or indirect Encumbrances (as defined below) are created or established on the rights, property, and/or assets of the Issuer and/or the Guarantors, except for Encumbrances (a) existing as of this date, (b) that are shared on a pari passu basis with the Book-Entry Commercial Notes and the Debentures, (c) created as security for acquisitions in which a specific seller provides seller financing to the Issuer, with such seller being the secured party; or (d) with an individual or aggregate value of less than R$50,000,000.00 (fifty million reais) and provided that it does not cause a Material Adverse Effect. For the purposes of this Issuance Agreement, “ ” means any encumbrance, lien, pledge, fiduciary sale/assignment, usufruct, trust, security right, security interest, lease, charge, option (except for options to purchase shares issued by the Issuer and/or Guarantors under incentive plans established for the benefit of officers and employees), preemptive rights, freezing, listing, and/or any other restriction or limitation on transfer, of whatever nature, agreed upon or imposed by any means or form;

(xix)	the provision, by the Issuer and/or the Guarantors, of sureties, bonds, joint obligations, or guarantees of any nature in favor of third-party obligations, unless such guarantees are: (a) provided in real estate lease transactions entered into by the Issuer and/or its subsidiaries to facilitate their activities, including, for clarity, debt assumption agreements relating to real estate lease contracts; (b) provided in transactions involving the acquisition of equity interests by the Issuer and/or its subsidiaries, provided that (b.i) the acquired company becomes a subsidiary of the Issuer as a result of such acquisition and

(b.ii) the guarantee is secured by the acquired asset or by shares/quotas of the acquired company; (c) established in transactions in which the seller finances part of the sale (seller financing), provided that the guarantee is linked to the acquired asset; (d) established on assets of the Issuer and/or its subsidiaries in the context of leasing transactions; (e) granted in favor of the Issuer, the Guarantors, or any of their subsidiaries; (f) granted in favor of Afya Limited, provided that the individual or aggregate amount is less than R$50,000,000.00 (fifty million reais) and provided that it does not cause a Material Adverse Effect; (g) in favor of officers of the Issuer and/or its subsidiaries with an individual value of less than R$2,000,000.00 (two million reais); or (h) with an individual value of less than R$2,000,000.00 (two million reais);

(xx)	if, within (i) three (3) Business Days from the subscription and payment of the Debentures, the Issuer fails to provide the Trustee with proof of full payment of the 1st Issue of Debentures; and (ii) within 11 (eleven) Business Days from the subscription and payment of the Debentures, the Issuer fails to provide the Trustee with proof of full settlement of the Softbank Prepayment; and

(xxi)	Afya Limited’s failure to meet the Adjusted Net Debt/Adjusted EBITDA ratio, which must be equal to or less than 3.00x for fiscal years ending on or after 2025 (“Financial Ratio”), calculated annually, based on information from Afya Limited’s audited consolidated annual financial statements, reviewed by Afya Limited’s independent auditors on a consolidated basis and in accordance with applicable accounting principles, to be verified quarterly, with the first calculation relating to the fiscal year ending December 31, 2025, subject to the Permitted Merger.

Where:

“Adjusted Net Debt”: means the sum of the debts of Afya Limited and its consolidated subsidiaries owed to individuals and/or legal entities, such as loans and financing from third parties, issuance of fixed-income securities, whether convertible into shares or not, in local and/or international markets, including accounts payable for acquisitions in which the seller finances part of the sale (seller financing) owed by Afya Limited or its consolidated subsidiaries, the margin payable on derivative transactions, as well as sureties, guarantees, and other collateral provided for the benefit of companies not consolidated in Afya Limited’s audited financial statements, classified under Afya Limited’s current liabilities and non-current liabilities and excluding lease liabilities (collectively, “Financial Transactions”); and any debts to related parties, without double counting between debtor and guarantor; less cash on hand and cash equivalents (including income from such amounts).

“Adjusted EBITDA”: “Adjusted EBITDA” is defined, based on the consolidated financial statements of Afya Limited for the 12 (twelve) months immediately preceding the base date of December 31 of each year, net income plus income taxes, net financial income (excluding lease interest expenses), and depreciation and amortization expenses (excluding depreciation expenses related to leasehold rights), expenses related to share-based compensation plans, equity in earnings of affiliates, as well as interest and penalties received on overdue tuition payments to schools and educational systems, and non-recurring expenses.

“Adjusted Net Debt / Adjusted EBITDA”: the ratio of Adjusted Net Debt to Adjusted EBITDA.

6.1.3.             Should any of the Events of Default set forth in Clause 6.1.1 above occur, it shall result in the automatic early maturity of the Book-Entry Commercial Notes, and the Issuer and/or the Guarantors must, within a maximum of 3 (three) Business Days from the date on which they ascertain such occurrence, notify the Securitization Entity and/or the Trustee so that appropriate measures may be taken. Failure by the Issuer and/or the Guarantors to comply with this obligation shall not prevent the Securitization Entity and the Trustee, in their sole discretion, from exercising the rights, powers, interests, authorities, actions, and prerogatives provided for in this Issuance Agreement and in the Debenture Issuance Deed, including the right to declare the early maturity of the Debentures and Book-Entry Commercial Notes, should they become aware of the occurrence of any of the aforementioned Events of Default.

6.1.4.             Subject to the provisions of clause 6.1.3 above, the Securitization Entity and/or the Trustee shall convene a General Meeting of Debenture Holders within a maximum of 5 (five) Business Days from the date on which they become aware of the occurrence of a Default Event, to be held within the minimum timeframe provided by law. If, at said General Meeting of Debenture Holders, Debenture Holders representing at least 2/3 (two-thirds) of the Outstanding Debentures (as defined in the Debenture Issuance Deed), at the first or second call, decide not to declare the early maturity of the obligations arising from the Debentures and, consequently, of the Book-Entry Commercial

Notes, the Securitization Entity and/or the Trustee shall not consider the early maturity of the obligations arising from the Debentures and, consequently, the Securitization Entity shall not consider the early maturity of the Book-Entry Commercial Notes; otherwise, or in the event that the aforementioned General Meeting of Debenture Holders is not convened upon second call, or in the event that a quorum for deliberation is not achieved upon second call, the Trustee shall immediately deem the obligations arising from the Debentures and, consequently, the Book-Entry Commercial Notes to be due and payable.

6.1.5.             In the event of early maturity of the obligations arising from the Debentures and, consequently, from the Book-Entry Commercial Notes, the Issuer agrees to pay the full amount of the Book-Entry Commercial Notes and, consequently, of the Debentures, by paying the respective Unit Par Value or the balance of the Unit Par Value of the Book-Entry Commercial Notes, as applicable, plus the respective Remuneration of the Book-Entry Commercial Notes, calculated pro rata temporis from the Interest Commencement Date or the immediately preceding payment date of the Remuneration of the Book-Entry Commercial Notes, as applicable, until the date of actual payment, without prejudice to the payment of Late Payment Charges, where applicable, and any other amounts that may be owed by the Issuer under the terms of this Issuance Agreement, within five (5) Business Days from the date of early maturity, failing which the Issuer shall also be obligated to pay Late Payment Charges outside the scope of B3. B3 must be notified, via correspondence from the Issuer, in conjunction with the Trustee, on the date of the early maturity.

6.1.6.             If the payment of the total amount of the Book-Entry Commercial Notes and, consequently, of the Debentures provided for in the above Clause is made through B3, the Issuer must notify B3, by correspondence jointly with the Trustee and the Securitization Entity, of such payment, at least 3 (three) Business Days prior to the date set for such payment.

6.1.7.             The amounts established in Clauses 6.1.1 and 6.1.2 above shall be adjusted by the cumulative positive variation of the Broad National Consumer Price Index, as published by the Brazilian Institute of Geography and Statistics, effective as of the Issue Date, or, in the absence or impossibility of applying such index, by the official index that may replace it.

7.	ADDITIONAL OBLIGATIONS OF THE ISSUER AND THE GUARANTORS

7.1.	The Issuer and the Guarantors, as applicable, undertake, without prejudice to the other obligations set forth in this Issuance Agreement and in the other Offering documents:

(i)	To provide the Trustee and the Securitization Entity with:

(a)        within a maximum of 90 (ninety) calendar days following the end of each fiscal year, or within 10 (ten) days following the date of their disclosure, whichever occurs first, a copy of its consolidated financial statements for the fiscal year then ended, accompanied by the Independent Auditors’ report (as defined below), as well as a statement signed by the Issuer’s legal representative(s), in accordance with its Bylaws, certifying: (1) that the provisions contained in this Issuance Agreement remain valid; (2) that no Event of Default has occurred and that there is no breach of the Issuer’s obligations to the Securitization Entity, under the terms established in this Issuance Agreement;

(b)        with respect to Uninovafapi, within a maximum of 90 (ninety) calendar days following the end of each fiscal year, with the first such provision to be made as of the fiscal year ending in 2026, or within 10 (ten) days following the date of its disclosure, whichever occurs first, a copy of its consolidated financial statements for the then-ended fiscal year, accompanied by an opinion from the Independent Auditors (as defined below);

(c)        within a maximum of 90 (ninety) calendar days after the end of each fiscal year, or within 10 (ten) days after the date of their disclosure, whichever occurs first, a copy of Afya Limited’s consolidated financial statements for the fiscal year then ended, accompanied by the Independent Auditors’ report and accompanied by the calculation memorandum, prepared by the Issuer or by Afya Limited, containing all necessary items demonstrating compliance with the Financial Ratio, failing which the Trustee will be unable to monitor said Financial Ratio, and the Trustee may request from the Issuer, Afya Limited, and/or the independent auditors of Afya Limited any additional clarifications that may be necessary;

(d)        within 5 (five) Business Days, provide any information that is reasonably and justifiably requested by the Trustee and/or the Securitization Entity;

(e)        when requested, within 5 (five) Business Days from the date of such request, confirm to the Trustee and the Securitization Entity, by means of a statement signed by officers authorized to represent the Issuer and the Guarantors, that it is in compliance with its obligations, under the terms established in this Issuance Agreement;

(f)         on the fifth Business Day following their publication or, if not published, from the date on which notices are sent to the holders of the Book-Entry Commercial Notes, material facts and minutes of general meetings that in any way involve the interests of the holders of the Book-Entry Commercial Notes; and

(g)        an electronic copy (PDF), with an attendance list, containing the digital seal proving the filing with JUCEMG of the acts and meetings of the Debenture Holders comprising the Issue.

(ii)	notify the Trustee and the Securitization Entity, within three (3) Business Days from the date on which the Issuer and/or the Guarantors become aware of the occurrence of any act or event that results in a Material Adverse Effect on the Issuer and/or the Guarantors ;

(iii)	notify the Trustee and the Securitization Entity, within three (3) (three) Business Days from the initiation of any administrative or judicial proceeding concerning (a) a violation of Reputational Social and Environmental Legislation (as defined below) or (b) a violation of Social and Environmental Legislation (as defined below), provided that such violation does not result in a Material Adverse Effect;

(iv)	notify the Trustee and the Securitization Agent, within three (3) Business Days from the respective receipt, of any assessments issued by competent government agencies, including those of a tax, environmental, or regulatory nature, regarding the Issuer and/or its activities, imposing sanctions or penalties that may cause a Material Adverse Effect, or, furthermore, assessments relating to competition law, regardless of any Material Adverse Effect;

(v)	If the Issuer and/or the Guarantors are named as defendants in a lawsuit seeking a declaration of the total or partial invalidity or ineffectiveness of this Issuance Agreement, the Issuer and/or the Guarantors undertake to take all necessary measures to contest such action within the legal timeframe, as well as to notify the Trustee and the Securitization Entity of such action within three (3) Business Days from the date of their knowledge thereof;

(vi)	keep their relevant property and assets properly insured, in accordance with current market practices, it being understood that the Trustee shall not perform any type of monitoring or control regarding such insurance(s);

(vii)	not to engage in any act inconsistent with its Articles of Incorporation and/or this Issuance Agreement, subject to the applicable cure periods, particularly those that may, directly or indirectly, compromise the timely and full fulfillment of the obligations assumed before the Securitization Entity;

(viii)	comply with all laws, rules, regulations, including environmental ones, applicable to the conduct of its activities, ensuring that its activities comply with the determinations of municipal, state, and federal agencies and applicable orders in any jurisdiction in which it conducts business or holds assets;

(ix)	comply with all obligations assumed under the terms of this Underwriting and Issuance Agreement, including with respect to the use of funds raised through the Issuance;

(x)	with respect to the Issuer, bear all costs arising from (a) the Offering and the Issuance, including all costs arising from the distribution of the Debentures, including all B3 costs and the CVM inspection fee, (b) the registration and publication of the documents necessary for the Issuance, as applicable, such as this Issuance Agreement, any amendments thereto, and the corporate acts of the Issuer and the Guarantors, and (c) expenses related to the engagement of, but not limited to, legal advisors for the Offering, the Securitization Agent, the Credit Rating Agency (as defined in the Debenture Issuance Deed), Trustee, Settlement Bank, and Bookrunner;

(xi)	(a) update, at least once every calendar year, until the Maturity Date of the Book-Entry Commercial Notes, the credit rating report prepared in connection with the Offering; (b) allow the Credit Rating Agency to widely disclose to the market the reports containing the summaries of the credit ratings; and (c) deliver to the Trustee and ANBIMA, as applicable, the credit rating reports prepared by the Credit Rating Agency within five (5) Business Days from the date of their receipt by the Issuer;

(xii)	indemnify, regardless of fault, the Debenture Holders for any amount they may be compelled to pay due to environmental damage resulting from their activities, as well as compensate the Debenture Holders for any direct loss or damage they may demonstrably suffer as a result of such environmental damage;

(xiii)	keep in full force and effect at all times the licenses, permits, approvals, permissions, and authorizations necessary for the regular conduct of the Issuer’s and/or the Guarantors’ activities, except for those that: (a) are being contested in good faith and provided that a stay of execution has been obtained; or (b) are in the process of being obtained or renewed in a timely manner in accordance with the laws and regulations applicable to the Issuer’s and/or the Guarantors’ sector of operation;

(xiv)	within a maximum of 5 (five) Business Days from the effective call, forward to the Trustee and the Securitization Entity a copy of the notice of call for any general meeting of shareholders and copies of the minutes of the general meetings of shareholders exclusively relevant to the Issue and the Offering, as well as the date and agenda of the meeting to be held;

(xv)	comply with, and ensure that its subsidiaries, and—when acting on behalf of and for the benefit of the Issuer and/or the Guarantors—its affiliates, officers, and employees comply with, during the term of the Book-Entry Commercial Notes: (a) applicable laws regarding environmental crimes, labor analogous to slavery, child labor, racial and gender discrimination, and the promotion of prostitution (“Socio-Environmental and Reputational Legislation”), labor laws and regulations regarding occupational health and safety, provided that they do not promote prostitution, nor do they directly or indirectly use or encourage child labor and/or labor in conditions analogous to slavery, or in any way infringe upon rights related to race and gender, the rights of indigenous peoples, or the rights to areas of indigenous occupation, as declared by the competent authority; and (b) all other applicable environmental and labor laws in force, as applicable, not mentioned in item (a), including, without limitation, the provisions of the National Environmental Policy, the CONAMA Resolutions — National Environment Council—and other supplementary environmental laws and regulations (together with Reputational Socio-Environmental Legislation, the “Socio-Environmental Legislation”) , adopting preventive or remedial measures and actions aimed at avoiding and correcting any environmental damage, as well as taking all steps required for the activity in question, preserving the environment and complying with the determinations of municipal, state, and federal agencies that may subsidiarily legislate or regulate the environmental standards in force, except, with respect exclusively to item (b), for (1) those challenged in good faith in the administrative and/or judicial spheres, whose enforceability and/or applicability is suspended due to the obtaining of suspensive effects within the legal timeframe; or (2) whose non-compliance does not cause a Material Adverse Effect ;

(xvi)	observe, comply with, and/or enforce , by itself, its subsidiaries, and when acting on behalf of and for the benefit of the Issuer and/or the Guarantors, its affiliates, its officers and employees, as well as use its best efforts with respect to its potential subcontractors, as applicable, in accordance with the applicable regulations addressing acts of corruption, crimes against the economic or tax order, “money laundering” or concealment of assets, rights, and values, or against the national financial system, the capital markets, and acts harmful to public administration, whether national or foreign, including, without limitation, unlawful acts that may give rise to administrative, civil, or criminal liability, pursuant to Laws No. 6,385, of December 7, 1976, No. 7,492, of June 16, 1986, No. 8,137, of December 27, 1990, No. 8,429, of June 2, 1992, No. 14,133, of April 1, 2021 (or other public administration bidding and contracting regulations), No. 9,613, of March 3, 1998, No. 12,529, of November 30, 2011, No. 12,846, of August 1, 2013, Decree No. 11.129, dated July 11, 2022, Decree-Law No. 2,848/40, Decree No. 5,687, dated January 31, 2006, which enacted the United Nations Convention against Corruption, adopted by the United Nations General Assembly on October 31, 2003, the U.S. Foreign Corrupt Practices Act of 1977, and the UK Bribery Act of 2010, as well as other domestic or foreign regulations on such matters, if applicable (collectively, “Anti-Corruption Legislation”), and further undertakes that (a) maintain internal policies and procedures aimed at compliance with such regulations, including with respect to its parent companies and affiliates; (b) to make such regulations known to all its professionals who may be involved in the performance of this Agreement; (c) to refrain from engaging in acts of corruption and from acting in a manner detrimental to public administration, whether domestic or foreign, in the interest or for the benefit, whether exclusive or not, of the Issuer; (d) if it becomes aware of any act or fact that violates the aforementioned standards and relates to the legal relationship established through this Agreement, immediately notify the Trustee and the Securitization Entity, which may take all measures it deems necessary ;

(xvii)	pay any taxes or contributions that are or may become applicable to the Issue and the Offering and that are the responsibility of the Issuer, as well as keep all tax (municipal, state, and federal), labor, social security, environmental, and any other obligations imposed by law up to date;

(xviii)	provide and submit the organizational chart, financial data, and corporate acts necessary for the preparation of the annual report, as provided for in CVM Resolution No. 17, dated February 9, 2021 (“CVM Resolution No. 17”), which may be requested by the Trustee, and which must be duly submitted by the Issuer no later than thirty (30) calendar days prior to the deadline for making the report available on the Trustee’s website. The aforementioned organizational chart of the Issuer’s corporate group must also include the controlling entities, the controlled entities, and members of the controlling block at the end of each fiscal year;

(xix)	ensure that the proceeds from the Offering are not used for (a) any offer, promise, or payment of money or other improper benefit to a public official, employee, or agent, political parties, politicians, or political candidates, whether at the national or international level, or to related third parties, (b) payments that may be considered bribes, illicit rebates, illicit remuneration, bribery, influence peddling, or acts of corruption in general in relation to domestic and foreign public authorities; and (c) any other act that may be considered detrimental to public administration under the terms of Law No. 12,846;

(xx)	in the case of the Issuer, to have its balance sheets and financial statements audited by one of the following independent auditors: PriceWaterhouseCoopers, KPMG Auditores Independentes, Ernst & Young Terco Auditores Independentes S/A, or Deloitte Touche Tomatsu Auditores Independentes (“Independent Auditors”);

(xxi)	if the Issuer chooses to change the Credit Rating Agency , if the Credit Rating Agency ceases its activities in Brazil or, for any reason , is prevented from issuing a credit rating for the Debentures or the Company , as applicable: (a) engage another credit rating agency , without the need for approval by the Debenture Holders, provided that the Trustee is notified within 5 (five) Business Days from the engagement of the new credit rating agency, provided that such credit rating agency is , Fitch Ratings Brasil Ltda., or Standard & Poor’s Ratings, pursuant to the Debenture Issuance Deed; or (b) notify the Trustee within 5 (five) Business Days and convene a General Meeting of Debenture Holders so that they may select a substitute credit rating agency other than those indicated in item (a) of this Clause; and

(xxii)	provide proof to the Trustee, within (i) three (3) Business Days from the subscription and payment of the Debentures, if the Issuer fails to provide proof to the Trustee of full payment of the 1st Debenture Issue; and (ii) eleven (eleven) Business Days from the subscription and payment of the Debentures, the Issuer fails to prove to the Trustee the full settlement of the Softbank Prepayment.

8.	RESOLUTIONS OF THE SECURITIZATION ENTITY

8.1.	With respect to any matter under this Debenture Issuance Agreement, including the prior, definitive, or temporary waiver of rights (waiver) relating to Early Maturity Events, except those already expressly authorized, the Securitization Entity shall resolve in accordance with the guidance of the General Meeting of Debenture Holders, to be convened and held within the timeframes and under the other conditions described in the Debenture Issuance Deed, subject to any circumstances that may exempt the holding of a General Meeting of Debenture Holders for such purpose.

9.	REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND THE GUARANTORS

9.1.	The Issuer and the Guarantors, individually, hereby represent and warrant, as of the date of execution of this Offering Memorandum, as applicable, that:

(i)	the Issuer and the Guarantors are companies duly organized, incorporated, and existing as a joint-stock company and a single-member limited liability company, as applicable, in accordance with Brazilian law and applicable CVM regulations;

(ii)	it is duly authorized and has obtained all necessary licenses and authorizations, including corporate and regulatory ones, to enter into this Issuance Agreement and/or the other Offering documents to which the Issuer and/or the Guarantors are parties, to issue the Book-Entry Commercial Notes or to grant the Guarantees, as applicable, and to fulfill all obligations set forth herein, having satisfied all necessary legal, contractual, and statutory requirements therefor ;

(iii)	the legal representatives of the Issuer and the Guarantors who sign this Issuance Agreement and/or the other Offering documents to which the Issuer and/or the Guarantors are parties have statutory and/or delegated powers to assume, on their behalf, the obligations hereby established and, as agents, have been lawfully granted such powers, with their respective powers of attorney in full force and effect;

(iv)	the execution of this Offering Memorandum and/or the other offering documents to which the Issuer and/or the Guarantors are parties, the performance of their obligations under this Offering Memorandum and/or the other offering documents to which the Issuer and/or the

Guarantors are parties, and the issuance and placement of the Book-Entry Commercial Notes do not violate or conflict with (a) any contract or document to which the Issuer and/or the Guarantors (and/or their parent companies, direct or indirect subsidiaries) are parties or by which any of their assets and property are bound, nor will it result in (1) the early maturity of any obligation established in any of these contracts or instruments; (2) the creation of any encumbrance on any asset or property of the Issuer and/or the Guarantors; or (3) the termination of any such contract or instrument; (b) any law, decree, or regulation to which the Issuer and/or the Guarantors (and/or their parent companies, direct or indirect subsidiaries) or any of their assets and properties are subject; or (c) any administrative, judicial, or arbitral order, decision, or judgment affecting the Issuer (and/or its parent companies, its direct or indirect subsidiaries) or any of its assets and property;

(v)	has not omitted any material fact, of any nature, of which it is aware;

(vi)	no registration, consent, authorization, approval, license, order, or qualification before any governmental authority or regulatory body is required for the Issuer and/or the Guarantors to fulfill their obligations under this Offering Memorandum and/or the other Offering documents to which the Issuer and/or the Guarantors are parties, or for the completion of the Offering;

(vii)	the Issuer and the Guarantors, as applicable, hold all necessary authorizations and licenses required by federal, state, and municipal authorities to conduct their activities, all of which are valid as of this date, except for those that: (a) are being challenged in good faith and provided that a stay of execution has been obtained; or (b) are in the process of being obtained or renewed in a timely manner in accordance with the laws and regulations applicable to the Issuer’s and the Guarantors’ respective sectors of operation;

(viii)	the annual financial statements of the Issuer and the Guarantors for the fiscal years ended December 31, 2022, 2023, and 2024 accurately represent the financial position of the Issuer and the Guarantors as of that date and were properly prepared in accordance with applicable fundamental accounting principles and accurately reflect the assets, liabilities, and contingencies of the Issuer and the Guarantors;

(ix)	is fully aware of and fully agrees with the method of disclosure and calculation of the indices described in this Offering Memorandum,

including the DI Rate, and the method of calculating the Remuneration, agreed upon of their own free will, in accordance with the principle of good faith;

(x)	there is no connection between the Issuer and the Securitization Entity that would prevent the Securitization Entity from fully exercising its functions;

(xi)	To the best of the Issuer’s and the Guarantors’ knowledge, they are, as of this date, complying with the rules, laws, regulations, and administrative provisions—including legislation pertaining to occupational health and safety, the environment, and orders issued by government agencies, local authorities, or courts—applicable to the conduct of their business, except (1) for those that are being challenged in good-faith the administrative and/or judicial spheres, the enforceability and/or applicability of which is suspended due to the obtaining of suspensive effects within the legal timeframe; or (2) whose non-compliance does not cause a Material Adverse Effect;

(xii)	are complying with: (a) Reputational Socio-Environmental Legislation; and (b) other Socio-Environmental Laws not covered by the concept set forth in item (a), adopting preventive or remedial measures and actions designed to avoid and correct any environmental damage, as well as taking all steps required for the activity in question, preserving the environment and complying with the determinations of municipal, state, and federal agencies that may subsequently legislate or regulate the environmental standards in force, except, exclusively with respect to item (b), for (1) those challenged in good faith in the administrative and/or judicial spheres, whose enforceability and/or applicability is suspended due to the obtaining of suspensive effects within the legal timeframe; or (2) whose non-compliance does not cause a Material Adverse Effect;

(xiii)	are current with the payment of all obligations of a tax nature (municipal, state, and federal), labor, social security, environmental, and any other obligations imposed by law, except for those challenged in the administrative and/or judicial spheres and whose enforceability and/or applicability is suspended or whose non-compliance is proven not to cause a Material Adverse Effect;

(xiv)	the economic, financial, and equity situation of the Issuer and the Guarantors, as of the date this statement is made, has not undergone any significant change that could affect their solvency;

(xv)	the information and statements contained in this Offering Memorandum and/or in the other Offering documents to which the Issuer and/or the Guarantors are parties, with respect to the Issuer and/or the Guarantors and the Offering, as applicable, are true, consistent, correct, and sufficient;

(xvi)	the documents and information provided to the Securitization Entity are true, consistent, accurate, current, and sufficient as of the date they were provided, enabling investors to make an informed decision regarding the Debentures;

(xvii)	this Issuance Agreement constitutes a legal, valid, effective, and binding obligation of the Issuer, enforceable in accordance with its terms and conditions, with the force of an extrajudicial enforcement instrument pursuant to item I and paragraph 4 of Article 784 of Law No. 13,105, of March 16, 2015, as amended (“Code of Civil Procedure”);

(xviii)	declare, on behalf of themselves and their subsidiaries, that their activities are in compliance with: (a) Reputational Socio-Environmental Legislation; and (b) other Socio-Environmental Laws not included in the concept set forth in item (a), except, exclusively with respect to item (b), for provisions (1) challenged in good faith in administrative and/or judicial proceedings, the enforceability and/or applicability of which is suspended due to the obtaining of suspensive effects within the legal timeframe or (2) whose non-compliance does not cause a Material Adverse Effect;

(xix)	comply with applicable regulations governing acts of corruption and acts harmful to the public administration, in accordance with the Anti-Corruption Legislation, on its own behalf and on behalf of its subsidiaries or, when acting on behalf of and for the benefit of the Issuer and/or the Guarantors, its affiliates, its officers, controlling shareholders, or employees, and shall use its best efforts with respect to any subcontractors, (a) maintaining internal policies and procedures aimed at compliance with such regulations; (b) making such regulations known to all its professionals who may be involved in the performance of this contract; (c) refraining from engaging in acts of corruption and from acting in a manner harmful to public administration, whether domestic or foreign;

(xx)	have not been duly notified, and there is no judicial action, administrative or arbitration proceeding, or investigation in which they have been summoned or subpoenaed that could cause a Material Adverse Effect; and

(xxi)	they have not been convicted, in judicial or administrative proceedings, for (a) labor issues involving work in conditions analogous to slavery and/or child labor and/or the promotion of prostitution, (b) crimes against the environment; and/or (c) violations of Anti-Corruption Legislation.

10.	GENERAL PROVISIONS

10.1.	Expenses. The Issuer shall bear all costs incurred in connection with the Issuance and the Offering and with the structuring, issuance, formalization, registration, and execution of the Book-Entry Commercial Notes and Debentures, the Guarantees, and the Corporate Approvals with the respective commercial registries and/or notary offices, as applicable, including publications, filings, registrations, and the engagement of the Bookrunner, the Securitization Agent, the Coordinators, legal advisors, and other service providers, as well as any other costs related to the Book-Entry Commercial Notes, the Debentures, and the Guarantees.

10.2.	Communications. All communications made pursuant to this Issuance Agreement must always be made in writing, to the addresses below, and shall be deemed received upon delivery, by registered mail, or upon issuance of a “receipt of delivery” by the Brazilian Post and Telegraph Company. Communications sent by email shall be deemed received on the date of transmission, provided that receipt is confirmed by a receipt issued by the sender’s email system. Any change to the addresses listed below must be communicated to the other parties by the party whose address has changed.

I.        To the Issuer:

AFYA PARTICIPAÇÕES S.A.

Rua Paraíba, No. 330, 17th Floor, Funcionários, ZIP Code 30.130-917

Belo Horizonte / MG

Attn: Anibal Sousa / Luis Blanco

Email: [**]@afya.com.br; [**]@afya.com.br; [**]@afya.com.br; [**]@afya.com.br

II.      For the Securitization Company:

OPEA SECURITIZADORA S.A.

1240 Hungria Street, 1st floor, suite 12, Jardim Europa, ZIP Code 01455-000

São Paulo / SP

Attn: Flávia Palácios

Tel.: [**]

Email:[**]@opea.com.br / [**]@opea.com.br / [**]@opea.com.br

III.    To the Registrar:

OLIVEIRA TRUST SECURITIES DISTRIBUTOR S.A.

Avenida das Américas, No. 3,434, Block 7, Room 201, Barra da Tijuca, ZIP Code 22640-102

Rio de Janeiro / RJ

Attn: Raphael Morgado and João Bezerra

Tel.: [**]

Email:[**]@oliveiratrust.com.br ;

IV.     To the Guarantors:

NILZA CORDEIRO HERDY EDUCATION AND CULTURE COMPANY

Avenida Perimetral Professor José de Souza Herdy, No. 120, Jardim Vinte e Cinco de Agosto, ZIP Code 25.071-202

Duque de Caxias / RJ

Attn: Anibal Sousa / Luis Blanco

Email:[**]@afya.com.br ;[**]@afya.com.br ;[**]@afya.com.br ;[**]@afya.com.br ; [**]@afya.com.br

INSTITUTO DE ENSINO SUPERIOR DO PIAUÍ S.A.

6123 Vitorino Orthiges Fernandes Street, Uruguai, ZIP Code 64.073-505

Teresina / PI

Attn: Anibal Sousa / Luis Blanco

Email: [**]@afya.com.br; [**]@afya.com.br; [**]@afya.com.br; [**]@afya.com.br; [**]@afya.com.br

SOCIEDADE EDUCACIONAL E CULTURAL SERGIPE DEL REY LTDA.

Avenida Comendador Gustavo Paiva, No. 5017, Cruz das Almas, ZIP Code 57.038-000

Maceió / AL

Attn: Anibal Sousa / Luis Blanco

Email: [**]@afya.com.br; [**]@afya.com.br; [**]@afya.com.br; [**]@afya.com.br; [**]@afya.com.br

10.3.	This Issuance Agreement is executed as irrevocable and irreversible, except in the event of failure to meet the requirements listed in Clause 2 above, and is binding on the parties and their successors.

10.4.	The Issuer authorizes the Securitization Entity, during the term of the Offering, to consult the databases of BACEN, CERC, and B3, as applicable, to access CPF/CNPJ data for risk monitoring purposes.

10.5.	The Securitization Entity may recognize, pursuant to Article 22 of CVM Resolution 60, the financial results generated by the management of the funds.

10.6.	With the exception of obligations assumed with specific forms of performance, compliance with the obligations agreed upon in this instrument and in the other Transaction Documents regarding the submission of documents and periodic information to the Trustee shall be carried out via email to af.controles@oliveiratrust.com.br.

10.7.	The Issuer hereby guarantees to the Securitization Entity that the obligations assumed by the Issuer under this Issuance Agreement will be assumed by the company that succeeds it in any capacity.

10.8.	The Parties mutually and expressly declare that this Issuance Agreement was entered into in accordance with the principles of integrity and good faith, through the free, conscious, and firm expression of the Parties’ will and in a relationship of perfect equity.

10.9.	The time limits established in this Issuance Agreement shall be calculated in accordance with the provisions of Article 132 of the Civil Code, excluding the starting date and including the expiration date.

10.10.	The obligations assumed in this Issuance Agreement are irrevocable and irreversible, binding the Parties and their successors, in any capacity, to their full compliance.

10.11.	The invalidity or nullity, in whole or in part, of any of the clauses of this Issuance Agreement shall not affect the remaining clauses, which shall remain valid and effective until the Parties have fulfilled all their obligations set forth herein. In the event of a declaration of invalidity or nullity of any clause of this Issuance Agreement, the Parties undertake to negotiate, as soon as possible, to replace the clause declared invalid or null by including, in this Issuance Agreement, of valid terms and conditions that reflect the terms and conditions of the invalidated or void clause, while observing the intent and purpose of the Parties at the time of negotiating the invalidated or void clause and the context in which it is inserted.

10.12.	If this Issuance Agreement is executed digitally, the Parties (a) acknowledge that the Parties’ declarations of intent, made through digital signatures, are presumed to be true with respect to the signatories when the certification process provided by the Brazilian Public Key and C s Infrastructure (ICP-Brasil) is used, constituting an enforceable extrajudicial instrument for all legal purposes; and (b) waive the right to contest provided for in Article 225 of the Civil Code. Subject to the provisions of this Clause, this Issuance Agreement may be digitally signed by electronic means.

10.13.	This Issuance Agreement shall be effective for all parties as of the date indicated herein, even if one or more parties execute the electronic signature at a later date, with all parties being bound upon the signature of all of them.

10.14.	This Issuance Agreement is governed by the laws of the Federative Republic of Brazil.

10.15.	Unless otherwise provided in this Issuance Agreement, the time periods established herein shall be calculated in accordance with the rule prescribed in Article 132 of the Civil Code, excluding the starting date and including the expiration date.

10.16.	The jurisdiction of the District of the City of São Paulo, State of São Paulo, is hereby elected, to the exclusion of any other, however privileged it may be, to settle any issues that may arise from this Issuance Agreement.

And as the terms are hereby agreed upon and contracted, the Issuer, the Securitization Entity, and the Guarantors execute this Issuance Agreement in a single copy signed electronically, waiving the requirement for witness signatures, pursuant to Paragraph 4 of Article 784 of the Code of Civil Procedure.

São Paulo, October 8, 2025.

(Signatures follow on the next page.)

(The remainder of this page has been intentionally left blank.)

Signature page of the “Terms of Issue for the 1st (First) Issue of Book-Entry Commercial Notes, in 2 (Two) Series, for Private Placement, by Afya Participações S.A.”

AFYA PARTICIPAÇÕES S.A.

s/ Anibal Jose Grifo de Sousa	s/ Luis Andre Carpintero Blanco
Name: Anibal Jose Grifo de Sousa	Name: Luis Andre Carpintero Blanco
Position:	Title:

OPEA SECURITIZADORA S.A.

s/ Karine Simone Bincoletto	s/ Israel Ramos Santos
Name: Karine Simone Bincoletto	Name: Israel Ramos Santos
Position:	Title:

Signature page for the “Terms and Conditions for the First Issue of Book-Entry Commercial Notes, in Two Series, for Private Placement, by Afya Participações S.A.”

NILZA CORDEIRO HERDY COMPANY FOR EDUCATION AND CULTURE

s/ Anibal Jose Grifo de Sousa	s/ Luis Andre Carpintero Blanco
Name: Anibal Jose Grifo de Sousa	Name: Luis Andre Carpintero Blanco
Position:	Position:

PIAUÍ INSTITUTE OF HIGHER EDUCATION, INC.

s/ Anibal Jose Grifo de Sousa	s/ Luis Andre Carpintero Blanco
Name: Anibal Jose Grifo de Sousa	Name: Luis Andre Carpintero Blanco
Position:	Position:

SERGIPE DEL REY EDUCATIONAL AND CULTURAL SOCIETY, LTD.

s/ Anibal Jose Grifo de Sousa	s/ Luis Andre Carpintero Blanco
Name: Anibal Jose Grifo de Sousa	Name: Luis Andre Carpintero Blanco
Position:	Title: